     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 23, 2002

                                                      REGISTRATION NO. 333-82278
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 2

                                       TO

                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          BLADE INTERNET VENTURES INC.
                 (Name of small business issuer in its charter)

            NEVADA                          7374                  98-0233349
  (State or jurisdiction of     (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)   Identification No.)

                         555 WEST HASTINGS STREET #2770
                  VANCOUVER, BRITISH COLUMBIA, CANADA V6B 4N4
                                 (604) 699-4555
(Address and telephone number of principal executive offices and principal place of business)
                            ------------------------
                             MICHAEL A. CANE, ESQ.
                              CANE & COMPANY, LLC
                             2300 W. SAHARA AVENUE
                              SUITE 500 -- BOX 18
                            LAS VEGAS, NEVADA 89102

                                 (702) 312-6255

           (Name, address and telephone number of agent for service)
                            ------------------------
                                   Copies to:

                              MARK H. MIRKIN, ESQ.
                              MIRKIN & WOOLF, P.A.
                      1700 PALM BEACH LAKES BOULEVARD #580
                         WEST PALM BEACH, FLORIDA 33401
                                 (561) 687-4460

     Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
      TITLE OF EACH CLASS OF           AMOUNT TO BE      PROPOSED OFFERING    PROPOSED AGGREGATE       AMOUNT OF
   SECURITIES TO BE REGISTERED          REGISTERED       PRICE PER SHARE(2)  OFFERING PRICE(1)(2) REGISTRATION FEE(3)
----------------------------------------------------------------------------------------------------------------------
Common Stock......................      8,665,563              $2.00             $17,331,126           $1,594.46
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------


(1) Based on the last price at which shares were offered for sale and estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2) Shareholders own all of the shares being registered, which will be sold at negotiated prices or "at the market" once a trading market develops. We will not receive proceeds from such sales.


(3) $570.32 of the total registration fee was paid when the original registration statement was filed. The balance of the fee is being paid simultaneously with the filing of this Amendment No. 2.


     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                              PAGE NO.
                                                              --------
PROSPECTUS SUMMARY..........................................         1
RISK FACTORS................................................         2
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS...         5
USE OF PROCEEDS.............................................         5
DETERMINATION OF OFFERING PRICE.............................         5
DILUTION....................................................         5
SELLING SECURITYHOLDERS.....................................         5
PLAN OF DISTRIBUTION........................................         7
LEGAL PROCEEDINGS...........................................         8
DIVIDEND POLICY.............................................         8
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL
  PERSONS; EXECUTIVE COMPENSATION...........................         8
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................        11
DESCRIPTION OF SECURITIES...................................        11
SHARES ELIGIBLE FOR FUTURE SALE.............................        13
INTERESTS OF NAMED EXPERTS AND COUNSEL......................        13
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
  SECURITIES ACT LIABILITIES................................        14
ORGANIZATION WITHIN LAST FIVE YEARS.........................        14
DESCRIPTION OF BUSINESS.....................................        15
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...        21
DESCRIPTION OF PROPERTY.....................................        22
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............        22
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS....        23
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS...............        24
AVAILABLE INFORMATION.......................................        24
FINANCIAL STATEMENTS........................................       F-1

PROSPECTUS


                        8,665,563 SHARES OF COMMON STOCK


                          BLADE INTERNET VENTURES INC.


     Shareholders of Blade Internet Ventures Inc., a Nevada corporation, are registering for public offering 8,665,563 shares of our common stock. The shares were acquired from us by the shareholders in private offerings exempt from registration under federal securities laws.



     Blade is a development stage company that began generating revenues in Canada in November 2001. To date we have not yet begun generating significant revenues, and although we commenced U.S. operations in April 2002, we have not generated significant revenues in that market either.


     There is currently no public market for our common stock. We anticipate that our common stock will be quoted on the Over the Counter Electronic Bulletin Board under the symbol "SPRG".


     In October 2001 we hired Westin Capital Inc. as our adviser with respect to financial matters, including the registration of our securities. We also hired Westin Creative Consultants Inc. and Westin Communications Inc. to provide us with creative marketing, advertising and design consulting services and investor relations consulting services, respectively.



     Once our shares are quoted on the OTCBB they may be priced for sale at prevailing market prices or privately negotiated prices. Until then, selling prices will be fixed at $2.00 per share.



     Shareholders may sell their shares in privately negotiated transactions and on public markets once established. They may sell shares directly to market makers acting as principals. Intermediaries such as brokers and dealers who may be engaged by our shareholders to sell shares may charge commissions on sales for their brokerage services.


              INVESTING IN OUR SHARES INVOLVES SIGNIFICANT RISKS.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 2.

     Shares of our common stock are presently not traded on any market or securities exchange.


     Our shares are being registered with the States of California, Colorado, and Washington. Such registration does not constitute a recommendation of our shares for investment purposes.


     Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of our shares or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

     We will pay all expenses incurred in registering our shares hereunder for our shareholders.

     The information in this Prospectus may be changed. This Prospectus is not an offer to sell our shares, and it is not a solicitation of offers to buy our shares in any state where such offers or sales are not permitted.


                 The date of this Prospectus is July   , 2002.

                               PROSPECTUS SUMMARY

     This summary highlights information contained in other parts of this Prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our shares. You should read the entire Prospectus carefully.

                              OUR PLANNED BUSINESS


     Blade was incorporated in September 2000 to engage in the business of developing a web-based registration service for community organizations, clubs and events via our website www.sporg.com. We conduct business under the fictitious name "Sporg". We are a development stage company that began generating revenue from Registration Masters Ltd., our marketing and sales representative for Alberta, British Columbia and Saskatchewan, in November, 2001 when our website operations commenced. We licensed Registration Masters on an exclusive basis to market and sell our service in three Canadian provinces on a commission basis through November 2004. Registration Masters purchased the license for $48,691, payable over the one year period beginning on November 15, 2001. During the quarter ended December 31, 2001 Registration Masters generated revenues for us of $2017; during the quarter ended March 31, 2002 Registration Masters generated revenues for us of $4025. Of our total revenues, $9418 were generated in Canada and $99 in the U.S. Of the total amount, $6042 came as installment payments of the license fee, $1624 from online registrations, $597 from sales of promotional merchandise and $1254 from passport fees.


                              OUR MANAGEMENT TEAM

     Eric Freeman and David Norman developed the business concept and continue to lead us.

                            OUR CONTACT INFORMATION

     Our address is 555 West Hastings Street #2770, Vancouver, B.C. Canada V6B 4N4, our telephone number is 604-669-4555 and our website is www.sporg.com.

                                  THE OFFERING


Securities being Registered
for Sale:                    Our shareholders are registering for sale 8,665,563
                             shares of our common stock.


Price to Public:             To be negotiated in private transactions.


Shares to be Outstanding
after the Offering:          We will continue to have 14,165,563 shares of
                             common stock outstanding after the offering.



Warrants and Options to be
  Outstanding after the
  Offering:                  We will continue to have 3,159,663 warrants and
                             2,295,000 options to purchase common stock outstanding after the offering.



Secondary Market:            We shall apply to have our shares of common stock
                             quoted on the Over-the-Counter Electronic Bulletin
                             Board.


Use of Proceeds:             We will not receive any proceeds from this offering
                             of shares by our shareholders.

Risk Factors:                You should carefully read the "Risk Factors"
                             section below before deciding to invest in our shares.

                                  RISK FACTORS

     An investment in our shares involves a high degree of risk. You should carefully read this Prospectus in its entirety and consider the risks below and other information in this Prospectus before deciding to invest in our shares. An investment in our shares should be made only by investors who can assume high risks and is suitable only for investors able to sustain the loss of their entire investment.

1. WE HAVE INCURRED A LOSS SINCE INCEPTION AND WE MAY CONTINUE TO INCUR LOSSES.


     We were incorporated on September 7, 2000. From that date through March 31, 2002, we incurred a loss of $2,455,853. See "Management's Discussion and Analysis of Financial Condition or Plan of Operation."



     We incurred such loss arising from the costs of establishing our business. Our business depends on processing voluminous registrations. Volume depends on the number of organizations, clubs, societies and events which use our services. Unless volume increases beyond our breakeven point, we will not become profitable. Losses have been incurred because of initial expenditures on corporate formation, software development, development of marketing and sales programs and research and testing of our systems. In the current fiscal year we will incur significant expenses training our sales force, developing marketing programs, enhancing our systems and website and cultivating customers. Our auditors included a "going concern" provision in their audit report for the year ended September 30, 2001, because they substantially doubt that we can continue in business under current conditions. Viability is dependent upon access to capital, either from investment or profitable operations. We will receive no proceeds from this registration.



     Our ability to become profitable depends on our ability to establish our new business. There is a risk that we may never become profitable. Only persons who can afford the risk of loss of an investment in our capital stock should consider purchasing shares of our common stock.



     If the proceeds of our efforts to raise additional financing are unsuccessful, we may be required to cease operations, which would result in the loss of your entire investment. See "Certain Relationships and Related Transactions."


2. WE ARE DEPENDENT UPON THE EFFORTS OF OUR KEY MANAGEMENT PERSONNEL.


     Our future success depends, in large part, upon the continuing efforts of Eric Freeman and David Norman, our key management personnel. As initial project visionaries, they have overseen and managed the development of our business since conception and continue to work for us full-time. No one in our organization has the depth of understanding of our goals, methods or the online registration market they possess. With business operations now underway, they focus a portion of their time and energy on enhancing our systems. Their knowledge base developed over three years would be difficult to replicate. The loss of services of one or both of these key employees could have a material adverse effect on our operations and financial condition. We may not be able to retain such key employees or attract or retain qualified personnel in the future. We do not maintain "key man" life insurance that would result in a payment to us in the event of the death of either of our executives.



3. WE DO NOT EXPECT TO PAY DIVIDENDS ON OUR COMMON STOCK FOR THE FORESEEABLE FUTURE.



     All earnings of Blade will be retained for our use in the operation of our business. We do not anticipate that we will pay dividends on our common stock in the foreseeable future. See "Dividend Policy." Accordingly, investors do not stand to earn any income from their investment in our shares until they sell them, which sale may be at a loss or unable to be effectuated. Established companies typically declare and pay annual dividends on their common stock; speculative risky investments such as the purchase of our shares rarely yield dividends.

4. IF A TRADING MARKET FOR OUR COMMON STOCK DEVELOPS, PRICES FOR SHARES IN THE MARKET MAY FALL BELOW THE SELLING PRICE WE ESTABLISH.



     There has been no active trading market in our common stock. Once a trading market develops, our shareholders may sell their shares at prevailing market or privately negotiated prices. Such prices may not bear any relationship to the value of our assets, book value, shareholders' equity or other typical criteria of value, and may exceed the price at which shares of common stock may be bought or sold in the future. Consequently, you may lose a portion of your investment simply as a result of an inaccurately-determined offering price.



5. FUTURE SALES OF OUR COMMON STOCK COULD DEPRESS THE PRICE OF YOUR COMMON
   STOCK.



     The market price of our common stock could be materially and adversely affected by the sale or the availability for sale of shares of common stock now held by our current shareholders. We have 14,165,563 shares of common stock outstanding; however, only the shares being registered will be eligible for sale in the open market without restriction. 5,500,000 shares of common stock owned by our officers and directors and several of our shareholders are not being registered. They are eligible for resale under Rule 144. See "Shares Eligible For Future Sale."



6. SECONDARY MARKET ACTIVITY COULD RESULT IN TRADING PRICES BELOW THE OFFERING PRICE.



     Once shares of our common stock are registered and eligible for resale in the open market, trading prices could fall so low as to make us unable to sell shares to investors to raise capital. As a result, the planned operations of Blade would suffer from inadequate working capital.



7. WE WILL NEED TO RAISE ADDITIONAL CAPITAL.



     We have financed our development through the sale of common stock in private placements and loans. Currently we have ample capital to continue operations through August 2002.


     We will need to raise additional capital in the future to support our business and expand our operations. At the present time, we expect to sell shares of common stock or other equity securities in 2002 to support the planned expansion of our business. If we do sell securities in the future to raise capital, this sale will dilute your ownership interest and such dilution could be substantial.


     Additional financing may not be available or obtainable on commercially reasonable terms. In such event, we may be forced out of business, resulting in our shares having little or no value.



8. OUR BUSINESS MODEL FOR PROVIDING INTERNET-BASED REGISTRATION SERVICES IS UNPROVEN.



     The provision of online registration and related services to clubs, teams and other organizations is a new approach undertaken by a few companies (see "Description of Business; Competition") to a procedure heretofore accomplished manually. We may not be able to migrate our target market away from traditional methods of doing business.



9. WE DO NOT EXPECT AN ACTIVE PUBLIC TRADING MARKET FOR OUR SECURITIES TO DEVELOP IN THE IMMEDIATE FUTURE.



     There is currently no established public trading market for our securities and we do not expect an active public trading market to develop in the immediate future. We do not currently have any brokers or other persons who make a market in our securities although we will encourage brokers to establish a market in the future. We intend to seek the quotation of our securities on the Over the Counter Electronic Bulletin Board. The absence of an active public trading market for our securities will make it difficult for investors to resell their securities and is likely to depress the price at which the securities may be resold. Securities traded on the OTC Bulletin Board have historically experienced extreme price and volume fluctuations. Market prices of Internet technology stocks in particular have fluctuated wildly in the last few years.

10. BECAUSE OUR SHARES MAY BE DEEMED LOW-PRICED "PENNY" STOCKS, INVESTMENT IN OUR SHARES SHOULD BE CONSIDERED HIGH RISK AND SUBJECT TO MARKETABILITY RESTRICTIONS.


     Our shares may become subject to "penny stock" rules and, if so, our shareholders will in all likelihood find it difficult to sell them.

     If the trading price of the shares is below $5.00 per share, trading in the common stock is subject to certain rules promulgated under the Securities Exchange Act of 1934 which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any equity security that has a market price of less than $5.00 per share). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers by such requirements may discourage them from effecting transactions in the shares, thereby severely limiting the market liquidity of the shares and the ability of our shareholders to sell the shares in the secondary market.


11. YOU WILL HAVE MINIMAL INFLUENCE ON SHAREHOLDER DECISIONS.



     Messrs. Freeman and Norman beneficially own 4,688,000 shares of our common stock in the aggregate. They do not plan to purchase additional shares in the near future. Each of Mr. Norman, our president and a director, and Mr. Freeman, our chief executive and a director, currently holds 16.54% of our shares of common stock. See "Securities Ownership of Certain Beneficial Owners and Management." They have and will continue to have the ability to control our management policies and decisions as well as issues that require a shareholder vote. If they vote together, they can control the outcome of corporate actions requiring shareholder approval, including the election of directors and approval or non-approval of significant corporate transactions, such as the merger or sale of all or substantially all of our assets, assuming a small group of other shareholders votes with them. Their interests may differ from the interests of other shareholders with respect to management issues.



12. WE DEPEND ON SEVERAL CRITICAL THIRD-PARTIES.



     Our operations are dependent upon several critical third parties. For one example, we do not and will not own our own connection onto the Internet but instead will rely on an Internet service provider to connect Sporg.com to the Internet. We host our website at RoundHeaven Communications Inc. Should RoundHeaven fail we would have to seek alternative hosting arrangements or become a host. This would entail additional costs. While we have our own hardware and software underlying a series of web pages, we use RoundHeaven's bandwidth availability on a 24 hour secure basis to meet expected volumes of business. For a second example, our website will depend on operating system, database and server software developed and produced by and licensed from third-parties. We use products from Microsoft, Oracle, IBM, Sun Microsystems and Cisco. We have limited control over these third parties. If we cannot maintain mutually beneficial relationships with them or if the quality of the products and services they provide to us declines, our business prospects would suffer. Failure of third party products to perform adequately would cost us business interruptions, system down time, delays to customers and loss of revenue.



13. PERFORMANCE PROBLEMS WITH OUR WEBSITE COULD DAMAGE OUR FINANCIAL
    PERFORMANCE.


     Substantially all of our hardware will be located in leased space in Vancouver, vulnerable to damage from terrorist attack, acts of God, power loss, telecommunication failure, break-ins, etc. Our servers will be vulnerable to computer viruses and capacity limitations. Our insurance limits on property damage and business interruption may not sufficiently compensate us for such losses.

14. CYBERSPACE PRIVACY LAWS ARE EVOLVING RAPIDLY.


     Internet user privacy is a controversial area of concern for users and law enforcement. Regulatory legislation could affect the way we conduct on-line registrations and could harm our business. Further, our privacy policies may be deemed unsatisfactory and result in harmful adverse publicity or liability.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     We have made forward-looking statements in this Prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our operations or performance. When we use any of the words "believes," "expects," "anticipates," "intends," or "may" or similar expressions, we are making forward-looking statements. Many possible events or factors could affect our future financial results and could cause those results or performances to differ materially from those expressed in our forward-looking statements. These possible events or factors include the following:

          - legal and regulatory risks and uncertainties;

          - economic, political and competitive forces affecting our businesses, markets or securities; and

          - the risk that our analyses of these risks and forces could be incorrect, or that the strategies we have developed to deal with them may not succeed.

     All forward-looking statements are necessarily speculative and speak only as of the date made, and we advise potential investors that various risks and uncertainties, such as those described above, could cause actual results for future periods to differ materially. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that any expectations will prove to be correct.

                                USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares being registered herein by our shareholders.

                        DETERMINATION OF OFFERING PRICE


     Each shareholder may sell his shares at a price of $2.00 until the shares are quoted on the OTCBB, whereupon shares may be sold at prevailing market prices or privately negotiated prices. The $2.00 sale price has no relationship to our assets, income or net worth, and should not be considered an indication of an appraised value of such securities. Accordingly, no assurance is given that such securities can be resold at the offering price, or at any price, in the future. Shareholders will sell their shares based on bid and asked prices once a trading market develops.


                                    DILUTION

     Our shareholders will not suffer any dilution as a result of the registration of our shares insofar as no additional shares of common stock shall be outstanding after such registration.

                            SELLING SECURITYHOLDERS

     A majority of our shareholders are registering their shares for sale to the public. Their names are set forth below. All or a portion of such shares may be retained by the shareholders and not sold. Therefore no accurate forecast can be made as to the number of shares that will be owned by our current shareholders as a result of the registration of our shares.

     We believe that each of the shareholders listed below has sole voting power with respect to the shares indicated.


                                          RELATIONSHIP   NUMBER OF SHARES    PERCENTAGE OWNERSHIP
                  NAME                      TO BLADE    BENEFICIALLY OWNED    INTEREST IN BLADE
                  ----                    ------------  ------------------   --------------------
Aberdeen Holdings.......................       --            250,000                 1.76
Logan Anderson..........................       --            250,000                 1.76
Antares Investments Ltd. ...............       --            625,000                 4.41
Dan Ashton..............................       --             13,400                  .09
Bayonet Capital LLC.....................       --            250,000                 1.76
Robert Brown............................       --            100,000                  .71
Charles R. Burtzloff....................    Director         150,000                 1.06
Laurance Clark..........................       --             34,000                  .24
CLO Financial Services Ltd. ............       --            399,555                 2.82
Crawford Financial Services Inc. .......       --             51,500                  .36
William Dauphinee.......................       --             20,000                  .14
Burt S. Dumerton........................       --             44,000                  .31
Harold W. Elliot........................       --             21,500                  .15
Vanessa J. Ephson.......................       --            250,000                 1.76
C. Neil Farnsworth......................    Advisor           33,500                  .24
Gabe International Ltd..................       --            399,555                 2.82
Gatwick International Services Ltd......       --            399,555                 2.82
Marcelle Goldstein......................       --              4,000                  .03
Carol Goldstein.........................       --             12,000                  .09
Katherine R. Good.......................       --            100,000                  .71
Donald Grant............................       --             10,000                  .07
Hanover Capital Corp....................   Consultant        300,000                 2.12
Caisey Harlington.......................       --            250,000                 1.76
Anthony D. Harris.......................       --            250,000                 1.76
George Hatch............................       --             80,000                  .56
David Hauenstein........................       --            250,000                 1.76
H.E. Capital S.A. ......................       --             50,000                  .35
Hollywood Holdings Ltd. ................       --            625,000                 4.41
Monika Kosaristanova....................       --             40,000                  .28
KRM Contracting 2000 Corporation........       --             17,000                  .12
Lloyds TSB Bank PLC.....................       --             25,000                  .18
Madison Commercial Corp. ...............       --            399,555                 2.82
John A. Mahoney.........................       --            100,000                  .71
Marriaqua Holdings Inc. ................       --            399,555                 2.82
Maximum Exposure Communications Inc. ...       --            300,000                 2.12
F. Robert Murphy........................       --            100,000                  .71
Barbara D. Norris.......................       --              7,000                  .05
Kaitlin Consultants Ltd. ...............       --            269,333                 1.9
Pacific Investments.....................       --             88,000                  .62
Diane Pitcher...........................       --             10,000                  .07
Thomas Preston..........................       --             50,000                  .35
Crystal Rayment.........................       --            250,000                 1.76
Lui Rinaldo.............................       --             34,000                  .24
Phaedra Struss..........................       --             10,000                  .07
Cheryle Stupak..........................       --             37,500                  .26
Sujak Enterprises Inc. .................       --             17,000                  .12
Alana C. Tisdelle.......................       --             12,000                  .09
Mary K. Tisdelle........................       --             12,000                  .09

                                          RELATIONSHIP   NUMBER OF SHARES    PERCENTAGE OWNERSHIP
                  NAME                      TO BLADE    BENEFICIALLY OWNED    INTEREST IN BLADE
                  ----                    ------------  ------------------   --------------------
Carol L. Topp...........................       --              8,000                  .06
Solara Capital Inc. ....................       --            350,000                 2.47
Volney Holdings Inc. ...................       --            399,555                 2.82
Westin Capital S.A. ....................   Consultant        450,000                 3.18
Randall Wong............................       --             20,000                  .14
Clayton Wright..........................       --             37,500                  .26



     We intend to qualify the registered shares for sale in the States of California, Colorado, and Washington, where most of our U.S. shareholders reside. We cannot give any assurance, however, that the jurisdictions in which we seek qualification will approve the resales.


                              PLAN OF DISTRIBUTION


     Our shareholders are registering for sale 8,665,563 shares of our common stock. We will not receive proceeds from the sale of shares by our shareholders.


     The shares described in this Prospectus may be sold by the holders thereof or by those to whom such shares are transferred. We are not aware of any underwriting arrangements that have been entered into by our shareholders. The distribution of shares by the selling shareholders may be effected in one or multiple transactions that may take place in the over-the-counter market, including in broker's transactions, privately-negotiated transactions or through sales to one or more dealers acting as principals in the resale of our shares.


     The selling price to the public is fixed at $2.00 per share until such time as our shares are quoted on the OTCBB or other quotation service or exchange. If our shares become quoted on the OTCBB or other quotation service or exchange, then the selling price to the public will vary according to the selling decisions of our shareholders and the market for our shares at the time.


     Any of the selling shareholders, acting alone or in concert with others, may be considered a statutory underwriter under the Securities Act 1933 if he is directly or indirectly conducting an illegal distribution of the shares on our behalf. For instance, an illegal distribution may occur if any of the selling shareholders were to provide us with cash proceeds from his sales of shares. If any of the selling shareholders is determined to be an underwriter, he may be liable for securities violations in connection with any material misrepresentations or omissions made in this Prospectus.

     In addition, the selling shareholders and any brokers and dealers through whom sales of our shares are made may be deemed to be "underwriters" within the meaning of the Securities Act, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

     The selling shareholders may pledge all or a portion of their shares owned as collateral for margin accounts or in loan transactions, and the shares may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such selling shareholders, the pledgee in such loan transactions would have the same rights of sale as the selling shareholders under this Prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the shares listed under this Prospectus. The selling shareholders may also transfer shares owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this Prospectus.

     In addition to the above, each of the selling shareholders and any other person participating in a distribution will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of the shares by the selling shareholders or any such other person.

     We cannot assure that the selling shareholders will sell any or all of our shares. In various states, our securities may not be sold unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the Securities Exchange Act, any person engaged in the distribution of our shares may not simultaneously engage in market-making activities in our shares for a period of five business days prior to the commencement of such distribution.

     All the foregoing may affect the marketability of our shares.

     We will pay all the fees and expenses incident to the registration of our shares as described herein.


     Should any substantial change occur regarding the status or other matters concerning the selling shareholders, we will file a Rule 424(b) prospectus disclosing such matters and/or file a post-effective amendment to the registration statement of which this Prospectus forms a part.


                               LEGAL PROCEEDINGS

     We are not a party to any legal proceeding and are not aware of any pending or threatened legal action against us.

                                DIVIDEND POLICY

     We have never declared or paid any dividends on our common stock. We do not intend to pay dividends in the foreseeable future. We currently intend to retain all earnings for use in connection with the launch and operation of our businesses. Our board of directors will have sole discretion in determining whether to declare and pay dividends in the future. The declaration of dividends will depend on our profitability, financial condition, cash requirements, future prospects and other factors deemed relevant by our board of directors.

                    DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
                  AND CONTROL PERSONS; EXECUTIVE COMPENSATION

     Our directors are elected by holders of a majority of our shares for one-year terms or until their successors are elected and qualified to serve or until their earlier resignation or removal. Our directors appoint our executive officers.

     There are no family relationships between any of our directors and executive officers.

     Our directors and executive officers are:


                 NAME                    AGE                  POSITIONS
                 ----                    ---                  ---------
L. Eric Freeman........................  54    Chief Executive Officer, Chief
                                               Financial Officer, Director
David M. Norman........................  39    President, Director
Frank D. Anderson......................  43    Secretary/Treasurer, Director
Charles R. Burtzloff...................  49    Director (Chairman)



     L. Eric Freeman (54). A co-developer of the Sporg business, Freeman joined Blade on a permanent basis in October 2000 upon execution of the Asset Purchase Agreement. (See "Description of Business".) Since November 1988 he has run E.F. Financial Investments and Services Inc., a private investment company where he managed investments in securities and real estate, financial planning and operations and supervised regulatory reporting, tax filings, insider information dissemination and news releases for public company clients. From April 1989 through May 1991 he was a principal in Surecharge Industries, a private company that developed a proprietary charging system for nickel cadmium batteries. There he managed technology development, licensing, patenting, contracting and sales. From November 1988 through April 1989 he developed and ran Lazarus Distributing Corp., which owned RentACamera Co. a rental camera business, which he merged into a public company and then sold. There he managed public company functions including reporting requirements, investor relations, franchising and fund raising. Freeman attended Simon Fraser University from 1967 through 1971.

     David M. Norman (39). A co-developer of the Sporg business, Norman also joined Blade on a permanent basis in October 2000 upon execution of the Asset Purchase Agreement. (See "Description of Business".) From November 1995 through November 2000 he worked as an Associate Manager at Clarica Insurance Company in Vancouver. He managed two branch offices with 80 sales agents, with responsibility for recruitment, training, performance monitoring and motivating. From May 1980 through September 1996 Mr. Norman played professional soccer with the Vancouver Whitecaps and Vancouver 86ers. He represented Canada in 56 international soccer matches, including the 1984 Olympics and the 1986 World Cup. From September 1990 through April 1996 he worked first as a sales representative and then as a sales manager for Cantel Cellular Network Inc. Mr. Norman earned a degree in business administration from the British Columbia Institute of Technology in 1990.



     Frank D. Anderson (43). Blade's founder, Anderson worked as an investment advisor while a partner at Canaccord Capital Corp. from September 1984 through October 1998. In January 1999 he became Managing Director of Premier Financial, an investment bank based in Vancouver and New York, leaving in June 2000. Anderson is a significant shareholder in and director of Fiskkin Entertainment, a private recording company in Los Angeles.



     Charles R. Burtzloff (49). Burtzloff joined Blade's Board of Directors in February 2001. He serves as chairman and chief executive of CardService International Inc., the large privately-held credit card transaction processing company which he founded in August 1988. As founder and president he turned the company into one of the largest banking transactional companies in the U.S. He attended Western Michigan University from 1970 through 1972.



     In addition to the foregoing, we consider Bonar Harris, Jeremy Freeman, Wenhu Guan and Jon Paul Janze to be key employees.



     Bonar Harris (42). Harris joined Blade in June of 2001 after working for one year as a consultant. From June 1998 to June 2000 Harris was a Project Manager with SFG Technologies Inc. (now Cayenta Inc.) implementing multi-million dollar Utilities Management Software across North America. From September 1997 to June 1998 Harris worked as Customer Support Manager with NCompass Labs Inc., a Vancouver-based web software developer acquired in 2001 by Microsoft Corporation. From July 1996 to August 1997 he was Information Systems Manager at CanWest Gas Supply Limited, a privately held natural gas aggregator and marketer. From September 1994 to April 1996 he worked as Customer Support Manager in the Forest Information Systems department at TimberWest Forest Limited, a Vancouver forestry company.



     Jeremy Freeman (26). Jeremy Freeman joined Sporg in February 2001 as Chief Technology Engineer. Prior to joining Sporg, Freeman held the position of Global Network Operations Manager for NetNation Communications from June 1999 through January 2001 in Vancouver and San Diego. While at NetNation, Freeman was responsible for leading 15 systems engineers and making corporate decisions relating to networking, systems and security. Before NetNation, Freeman was lead systems engineer for Valley Internet Providers from March 1995 through December 1997 in Penticton, British Columbia, Canada. There he designed architectures for the first dial-up internet service in interior British Columbia, Canada. Freeman studied Electrical Engineering at British Columbia Institute of Technology in 1997 and 1998 and Computer Information Systems at Okanagan University College in 1995 and 1996. Jeremy Freeman is Eric Freeman's son.



     Wenhu Guan (27). Guan joined Blade in February 2001 as a Java developer from IBM-China, where he worked from November 1999 through February 2001. There he created a website for an e-business travel company after extensive customer interfacing. From November 1997 through October 1999 he worked as a software engineer for Cattsoft Software Co. in Beijing. He earned a bachelor's degree in industrial electrical automation and a master's degree in pattern recognition from the University of Science and Technology in Beijing in 1995 and 1998, respectively.



     Jon Paul Janze (33). Janze joined Blade in March 2002 as a Product Manager after taking a four month vacation and attending graduate school. Previously, from January 2000 to January 2001 he worked as Consulting Services Manager at Class Software Solutions Pty. Ltd., in Melbourne, Australia, responsible for a full range of sales functions. From September 1996 to January 2000 he worked in that company's Canadian headquarters providing software consulting services. He earned a bachelor's degree in political science from the University of British Columbia in 1993.



     Blade has entered into Employment Agreements with Eric Freeman, David Norman, Bonar Harris, Jeremy Freeman, Wenhu Guan and Jon Paul Janze.


     Pursuant to the terms of his Employment Agreement, Eric Freeman serves Blade as its Chief Executive Officer for a term extending through October 15, 2005 at an annual base salary of $96,000 (US) subject to cost-of-living adjustments and merit increases.

     Pursuant to the terms of his Employment Agreement, David Norman serves Blade as its president for a term extending through October 15, 2005 at an annual base salary of $96,000 (US) subject to cost-of-living adjustments and merit increases.

     Pursuant to the terms of his Employment Agreement, Bonar Harris serves Blade as a Project Manager for an indefinite term at an annual base salary of $52,500 (US).

     Pursuant to the terms of his Employment Agreement, Jeremy Freeman serves Blade as its Chief Technology Engineer and Network Administrator for an indefinite term at an annual base salary of $37,500 (US).


     Pursuant to the terms of his Employment Agreement, Wenhu Guan serves Blade as Senior Web Developer for an indefinite term at an annual base salary of $32,000 (US).



     Pursuant to the terms of his Employment Agreement, Jon Paul Janze serves Blade as Product Manager for an indefinite term at an annual base salary of $37,500 (US).


     No officers, directors or significant employee has been involved in legal proceedings during the past five years that would be material to an evaluation of our management.


     None of our directors is compensated for serving as a director, but rather only as employees as described above.

                           SUMMARY COMPENSATION TABLE


                                                                             LONG TERM COMPENSATION
                                                                          ----------------------------
                                        ANNUAL COMPENSATION                          AWARDS               PAYOUTS
                             ------------------------------------------   ----------------------------   ----------
(A)                          (B)       (C)        (D)          (E)           (F)             (G)            (H)
---------------------------  ----   ---------   --------   ------------   ----------   ---------------   ----------
                                                              OTHER       RESTRICTED     SECURITIES
                                                              ANNUAL        STOCK        UNDERLYING         LTIP
NAME AND PRINCIPAL POSITION  YEAR   SALARY($)   BONUS($)   COMPENSATION    AWARD($)    OPTIONS/SARS(#)   PAYOUTS($)
---------------------------  ----   ---------   --------   ------------   ----------   ---------------   ----------
L. Eric Freeman,             2000    96,000        --           --              --              --           --
CEO, CFO                     2001    96,000        --           --              --              --           --
                             2002    96,000        --           --              --         350,000           --
David M. Norman,             2000    96,000        --           --              --              --           --
President                    2001    96,000        --           --              --              --           --
                             2002    96,000        --           --              --         350,000           --
Frank D. Anderson,           2000        --        --           --              --              --           --
Secretary/Treasurer          2001        --        --           --              --              --           --
                             2002        --        --           --              --         125,000           --
Charles R. Burtzloff,        2000        --        --           --              --         300,000           --
Chairman                     2001        --        --           --              --                           --
                             2002        --        --           --              --                           --
Bonar Harris,                2000        --        --           --              --              --           --
Project Manager              2001    52,500        --           --              --              --           --
                             2002    52,500        --           --              --          50,000           --
Jeremy Freeman,              2000        --        --           --              --              --           --
Chief Technical              2001    37,500        --           --              --              --           --
Advisor                      2002    37,500        --           --              --          50,000           --
Wenhu Guan,                  2000        --        --           --              --              --           --
Technical Advisor            2001    32,000        --           --              --                           --
                             2002    32,000        --           --              --                           --
Jon Paul Janze,              2000        --        --           --              --              --           --
Product Manager              2001        --        --           --              --              --           --
                             2002    37,500        --           --              --          30,000           --


(A)                                (I)
---------------------------  ---------------

                                ALL OTHER
NAME AND PRINCIPAL POSITION  COMPENSATION($)
---------------------------  ---------------
L. Eric Freeman,                    --
CEO, CFO                            --
                                    --
David M. Norman,                    --
President                           --
                                    --
Frank D. Anderson,                  --
Secretary/Treasurer                 --
                                    --
Charles R. Burtzloff,               --
Chairman                            --
                                    --
Bonar Harris,                       --
Project Manager                     --
                                    --
Jeremy Freeman,                     --
Chief Technical                     --
Advisor                             --
Wenhu Guan,                         --
Technical Advisor                   --
                                    --
Jon Paul Janze,                     --
Product Manager                     --
                                    --


        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth, as of July 16, 2002, the number and percentage of shares of our outstanding common stock which are beneficially owned, directly or indirectly, by our directors and executive officers. No other person beneficially owns more than five percent of our common stock. We determine beneficial ownership based on the rules of the Securities and Exchange Commission. In general, beneficial ownership includes shares over which the indicated person has sole or shared voting or investment power and shares which he has the right to acquire within 60 days of the date of this Prospectus. Unless otherwise indicated, the persons listed have sole voting and investment power over the shares beneficially owned.



                                                                                  SHARES
                                                                               BENEFICIALLY
                    NAME                                 POSITION                 OWNED       PERCENTAGE
                    ----                                 --------              ------------   ----------
L. Eric Freeman.............................  Chief Executive, Director         2,344,000       16.54%
David M. Norman.............................  President, Director               2,344,000       16.54%
Frank D. Anderson...........................  Secretary/Treasurer, Director       600,000        4.23%
Charles R. Burtzloff........................  Director (Chairman)                 200,000        1.41%
Executive officers and directors
  as a group (4 persons)....................                                    5,488,000       38.72%


                           DESCRIPTION OF SECURITIES


     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share. As of the date of this Prospectus, 14,165,563 shares of common stock were issued and outstanding, held by 56 owners of record.

     The following description of our capital stock sets forth all material information relative to our common stock but is not a comprehensive description thereof, which description is qualified by our Articles of Incorporation, as amended, and our bylaws, both of which are included as exhibits to the registration statement of which this Prospectus forms a part, and by the provisions of Nevada law.

COMMON STOCK

     Holders of common stock are entitled to receive dividends, if any, declared by the board of directors out of funds legally available for dividends. See "Dividend Policy." In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably, based on the number of shares held, in the assets, if any, remaining after payment of all our debts and liabilities.

     Holders of common stock are entitled to one vote per share for each share held of record on any matter submitted to the holders of common stock for a vote. Because holders of common stock do not have cumulative voting rights with respect to the election of directors, the holders of a majority of the shares of common stock represented at a meeting can elect all of the directors.

     Holders of common stock do not have preemptive or other rights to subscribe for or purchase any additional shares of capital stock issued by us or to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

OPTIONS AND WARRANTS


     We have options and warrants outstanding to acquire 5,454,663 shares of our common stock, held by 32 persons at exercise prices ranging from $0.75 to $2.50.



     With respect to the $0.75 per share options, 500,000 of them are currently exercisable through October 15, 2002. 75,000 of them are currently exercisable through January 10, 2004. 950,000 of them are currently exercisable through January 31, 2004. 425,000 of them are currently exercisable through March 1, 2004. 125,000 of them are currently exercisable through June 5, 2004. 15,000 of them become exercisable on September 10, 2002 through January 31, 2004. 15,000 of them become exercisable on September 12, 2002 through January 31, 2004. 5,000 of them become exercisable on October 29, 2002 through January 31, 2004. 25,000 of them become exercisable on November 15, 2002 through January 31, 2004. 25,000 of them become exercisable on February 1, 2003 through January 31, 2004. 25,000 of them become exercisable on February 16, 2003 through January 31, 2004. 12,500 of them become exercisable on March 6, 2003 through June 5, 2004. 25,000 of them become exercisable on June 4, 2003 through January 31, 2004. 15,000 of them become exercisable on September 10, 2003 through January 31, 2004. 15,000 become exercisable on September 12, 2003 through January 31, 2004. 5,000 of them become exercisable on October 29, 2003 through January 31, 2004. 25,000 of them become exercisable on November 15, 2003 through January 31, 2004. 12,500 of them become exercisable on March 6, 2003 through June 6, 2004.



     With respect to the $1.50 per share warrants, 2,666,663 of them are currently exercisable through November 30, 2002, and 93,000 of them are currently exercisable through December 21, 2002. With respect to the $2.50 per share warrants, 50,000 of them are currently exercisable through December 6, 2003, 50,000 of them are currently exercisable through December 19, 2003, 50,000 of them are currently exercisable through January 12, 2004 and 250,000 of them are currently exercisable through January 16, 2004.



     We adopted the 2002 Stock Option Plan, effective January 10, 2002. The plan provides for grants of incentive and non-qualified stock options to employees and consultants to purchase shares of common stock. The purpose of the plan is to attract and retain qualified personnel, provide additional incentives to such persons and promote the success of our business.


     The board of directors administers and interprets the plan. The board of directors has complete discretion to determine which employees and consultants are eligible to receive option grants, the types of options granted, the number of shares subject to each such grant, the time or times when options will be granted, the price of the shares subject to each option, the time when each option may be exercised, any other provisions of the option agreement and all questions relating to the administration of the plan. The shareholders of Blade may terminate, modify or amend the plan at any time. In addition, the board of directors may amend or modify the plan at any time, provided that no such amendment or modification may adversely affect the rights and obligations of the participants with respect to their outstanding options or vested shares without their consent. In addition, no amendment of the plan may, without the approval of shareholders:

          - increase the number of shares for which options may be granted under the plan;

          - increase the purchase price for the shares subject to options;

          - alter the periods during which options may be granted or exercised;

          - alter the provisions relating to the determination of employees or consultants to whom options may be granted;

          - alter the provisions relating to the annual dollar limitation upon options granted to any employee or consultant;

          - alter the provisions relating to the transferability of the options; or

          - alter the provisions relating to the employment status of an employee to whom an option may be granted.

     The plan will terminate on January 10, 2012; however, such termination will not affect any options granted under the plan or vested shares.

     Each option granted under the plan has a maximum term of 10 years, subject to earlier termination if the optionee ceases to be an employee or consultant. The exercise price of an incentive option granted under the plan must be at least 100% of the fair market value of the stock subject to the option on the date of grant (or 110% with respect to an option granted to a holder of more than 10% of the combined voting power of all classes of our stock). The minimum number of shares for which options may be exercised at any one time is 100 shares. Each option granted under the plan is non-transferable and exercisable only during the holder's lifetime. In the event that the holder dies prior to exercising an option, such option may be exercised by the personal representative of the estate of such holder for a period of six months after such representative's appointment. In the event that the holder is terminated for any reason other than death, such option may be exercised at any time prior to the expiration date of the option or within 30 days after the date of such termination (six months in the case of an employee who is disabled), whichever is earlier, but only to the extent such holder had the right to exercise such option at the date of such termination; provided, however, that, if the holder's employment or engagement is terminated as a result of deliberate, willful or gross misconduct, all rights under the option shall terminate and expire upon such termination. If options granted under the plan expire or are terminated for any reason without being exercised, the shares of common stock underlying such grant will again be available for purposes of the plan.

     In the event of reorganization, merger or consolidation in which Blade is not the surviving entity, the sale of substantially all of our assets to another entity, or a change in control, all options granted prior to such event under the plan shall become immediately exercisable. Unless otherwise determined by the board of directors, the term "control" shall refer to the acquisition of 10 percent or more of our voting securities by any person or group acting in concert.

TRANSFER AGENT AND REGISTRAR


     The transfer agent and registrar for our securities will be Pacific Stock Transfer Company, 500 East Warm Springs Road, Las Vegas, Nevada 89119.


LIMITED LIABILITY AND INDEMNIFICATION

     Under Nevada law, a director is not personally liable for monetary damages to the corporation he serves or any other person for any statement, vote, decision, or failure to act unless (a) the director breached or failed to perform his duties as a director and (b) a director's breach of, or failure to perform, those duties constitutes (i) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (iii) a circumstance under which an unlawful distribution is made, (iv) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation or willful misconduct, or (v) in a proceeding by or in the right of someone other than the corporation or a share holder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A corporation may purchase and maintain insurance on behalf of any director or officer against any liability asserted against him and incurred by him in his capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under Nevada law.

     Our articles of incorporation and bylaws provide that we shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify all our directors, as well as our officers or employees to whom we have agreed to grant indemnification.

                        SHARES ELIGIBLE FOR FUTURE SALE


     Upon completion of this registration, we will have 8,365,563 shares of registered common stock outstanding and 5,500,000 shares of restricted common stock outstanding. The restricted shares are held by our officers and directors and will not be freely tradeable. Holders of such restricted shares will need to comply with the resale limitations of Rule 144 under the Securities Act of 1933 because they are "affiliates" of Blade and because the shares were acquired in private placements. Rule 144 defines an "affiliate" as a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, an issuer. Rule 144 generally permits affiliates to sell within any three month period that number of shares which does not exceed the greater of one percent of the outstanding shares of common stock or the average weekly trading volume during the four calendar weeks preceding his sale. Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about Blade.



     Rule 144 imposes a holding period on restricted shares during which no transfers can be effected. The holding period expired on September 13, 2001 with respect to the shares owned by Frank Anderson (600,000 shares) and will expire on July 31, 2002 with respect to the shares owned by Messrs. Freeman and Norman (a total of 4,688,000 shares), who may sell shares by following the formula described above.



     In the event a person sheds his affiliate status, the restricted securities beneficially owned for at least two years may be sold after three months under Rule 144 without regard to any of the Rule 144 limitations.



     Before this registration, there was no public market for our common stock. We cannot predict the effect, if any, that sales of, or the availability for sale of, our common stock will have on the market price of our common stock prevailing from time to time. Nevertheless, substantial amounts of common stock in the public market, including shares issuable upon the exercise of outstanding warrants or options, could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital in the future through the sale of securities.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration of our common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in Blade or any affiliate of Blade. Nor was any such person connected with Blade or any affiliate of Blade as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

     The financial statements of Blade as of September 30, 2001 and September 30, 2000 included in this Prospectus have been audited by Davidson & Company, chartered accountants, as stated in their opinion, which has been rendered upon the authority of said firm as experts in accounting and auditing.


            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

     Our directors and officers are indemnified to the fullest extent permitted by the Nevada Revised Statutes and our bylaws. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of Blade in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                      ORGANIZATION WITHIN LAST FIVE YEARS

     Upon our formation on September 7, 2000, we issued 5,500,000 shares of our common stock to our founder in exchange for his $5500 initial capital contribution.


     In October and November 2000 we issued 2,000,000 shares of our common stock to eight investors in exchange for $20,000 in capital contributions in an offering under Regulation S.



     In August 2001 we issued 1,195,900 shares of our common stock to 27 investors in exchange for $896,925 in capital contributions in an offering exempt from registration under Regulation D.



     In October 2001 we issued 2,000,000 shares of our common stock to designees of Westin Capital Inc. in exchange for consulting services to be rendered valued at $1,500,000, 300,000 shares of our common stock to Hanover Capital Corp. in exchange for investment banking services to be rendered valued at $225,000, and 10,000 shares of our common stock to a private lender in exchange for a loan valued at $7,500. Neither Westin nor Hanover is accredited.



     In November 2001 we issued 2,666,663 shares of our common stock to seven investors in exchange for $2,000,000 in capital contributions in an offering under Regulation S.



     In December 2001 we issued 93,000 shares of our common stock to four investors in exchange for $69,750 in capital contributions in an offering under Regulation S.



     In June 2002 we issued 100,000 shares of our common stock to one investor in exchange for $200,000 in capital contributions in an offering under Regulation D. In July 2002 we issued 300,000 shares of our common stock to two investors in exchange for $600,000 in capital contributions in an offering under Regulation D.

                            DESCRIPTION OF BUSINESS

THE COMPANY


     Blade was incorporated in Nevada on September 7, 2000 by Frank D. Anderson of Vancouver, who purchased 5,500,000 shares of common stock for an initial capital contribution of $5500. Blade was formed to acquire an operating company.



     Eric Freeman and David Norman had been developing assets usable in an Internet registration service business (the "Sporg assets") since early 2000. They had registered Sporg.com as a URL Internet website, had formulated source code (people-readable code written by programmers), object code (computer-readable code), and software, had established the Sporg trademark and had taken other measures to establish the viability of the Sporg assets to provide the foundation for an operating company, making the assets an attractive acquisition target. Such measures included meticulous personal research into the nature of the target market and determining customer acceptance. Site design took into account expressed desires and dislikes of prospective customers, culled from interviews over time. They considered existing costs to register members and carry-out monetary transactions and to obtain flexible data reporting capabilities. They investigated pricing. Aviable business model emerged from these efforts.



     In October 2000 Messrs. Freeman and Norman hired KPMG Consulting LP of Toronto to help build and refine the web portal. KPMG developed and tested the software for the Sporg assets at a cost of $679,948 which was paid pursuant to a schedule of completion milestones, with final payment in November 2001.



     Messrs. Anderson, Freeman and Norman, acquainted as members of the Vancouver business community, decided in October 2000 to combine newly-incorporated Blade and the Sporg assets. They chose to structure the combination as an asset acquisition by Blade from Messrs. Freeman and Norman. The parties executed and delivered an Asset Purchase Agreement containing the following terms and conditions:



        - sellers: Messrs. Freeman and Norman



        - buyer: Blade



        - asset being conveyed: the Sporg assets



        - purchase price:



cash:                   $49,305
debt assumption:          9,861
                        -------
total:                  $59,166



        - equity participation: Mr. Anderson to convey 2,500,000 shares of Blade common stock to each of the sellers for $2500



        - management role: Mr. Freeman becomes Blade's chief executive officer; Mr. Norman becomes Blade's president; both become Blade directors



        - employment contracts: Messrs. Freeman and Norman enter into contracts entitling them to base annual salaries of $96,000 through October 15, 2005



        - closing condition precedent: Blade to raise $2,000,000 in investment capital


     We immediately commenced a private securities offering to non-U.S. investors under Regulation S as promulgated by the Securities and Exchange Commission and sold 2,000,000 shares of common stock for $20,000 in the aggregate to eight investors between October 24, 2000 and November 30, 2000.

     Upon closing the Regulation S offering, we immediately commenced a private securities offering to accredited investors under Regulation D as promulgated by the S.E.C., offering 3,000,000 shares of common stock at $0.75 per share in an effort to raise $2,250,000 and fulfill the condition precedent to closing on the asset acquisition. On November 30, 2000 Messrs. Freeman and Norman extended until January 31, 2001 the time for us to accomplish the fundraising goal. On January 31, 2001 they extended the deadline to March 30,

2001. On March 30, 2001 they extended the deadline to June 29, 2001. On June 28, 2001 they extended the deadline to August 31, 2001. Throughout 2001, however, we were busy developing the Sporg business and otherwise acting as if the asset acquisition had been consummated.


     The name "Sporg" was the subject of a U.S. trademark application filed on December 22, 2000 by Dan Lenarduzzi Enterprises Ltd., a Canadian corporation ("DLEL") working for Messrs. Freeman and Norman. The application was assigned to Blade on November 20, 2001 and is still pending. DLEL filed a Canadian trademark application for the name "Sporg" on October 12, 2000. That application was assigned to Blade on November 26, 2001. Canadian trademark rights are enforceable only in Canada.



     On February 22, 2001 Charles Burtzloff of CardService International Inc. joined our Board of Directors as our fourth director. On March 13, 2002 he became Chairman of the Board. See "Directors, Executive Officers, Promoters and Control Persons; Executive Compensation".



     On May 24, 2001 we established an Advisory Committee and appointed C. Neil Farnsworth and John Burtzloff as the initial members. Arthur Griffiths and Wayne Gretzky have since joined the Advisory Committee. Mr. Farnsworth is the chief executive of the Seattle Sounders, a professional soccer team. Previously he worked at Microsoft Corporation in many capacities including General
Manager -- Retail Sales & Direct Mail Resellers, General Manager -- New Business Development, and General Manager -- Western U.S. Prior to joining Microsoft in 1989, he spent 11 years at I.B.M. Corporation. Mr. Burtzloff is the senior vice president at CardService International Inc.



     On July 31, 2001, Messrs. Freeman and Norman agreed to amend the fundraising condition precedent to allow for a closing of our acquisition of the Sporg assets once $900,000 shall have been raised. Insofar as we had raised $896,925 in our Regulation D offering, we proceeded formally to acquire all of the patent rights, assets, technology, property and goodwill of the Sporg assets from Messrs. Freeman and Norman. Having theretofore paid $32,266 of the cash portion of the asset purchase price, we executed and delivered a demand promissory note payable to Freeman for the balance due of $17,039. And as contractually promised, Anderson conveyed 2,500,000 shares of his common stock to each of Messrs. Freeman and Norman.



     On August 10, 2001 we borrowed $135,526 from Westin Capital Inc., a private lender and management consultant whom we subsequently hired in October 2001 to render financial advisory services. Principals of Westin Capital consult with our management regarding funding and capital requirements and will introduce us to investment bankers, broker-dealers and institutional investors.



     On August 31, 2001 we issued 1,195,900 shares of common stock to the 27 accredited investors who had invested $896,925 in our Regulation D offering.


     On September 7, 2001 we borrowed an additional $38,000 from Westin Capital. Both the August 10, 2001 and September 7, 2001 loans have been repaid in full.

     On October 5, 2001 we borrowed $102,335 from a private Vancouver lender. We issued the lender 10,000 shares of common stock as an inducement to make the loan. The loan has been repaid in full.


     On October 15, 2001 we contracted with Westin Communications Inc. to help us with investor relations and dissemination of corporate information to the investing public, the media and securities industry personnel. That same day we contracted with Westin Creative Consultants Inc. to design brochures, logos, reports, stationery and other items for us, as well as arrange promotional events for marketing purposes.



     On October 18, 2001 we issued 2,000,000 shares of our common stock to Westin Capital S.A. and its designees in exchange for consulting services to be rendered valued at $1,500,000 and we issued 300,000 shares of our common stock to Hanover Capital Corp. in exchange for the agreement to provide investment banking services to be rendered valued at $225,000, using the $0.75 per share sale price at which we had last sold shares. Hanover will supervise the process of arranging for the quotation of our common stock on the Over The Counter Electronic Bulletin Board. Neither Westin nor Hanover is an accredited investor.



     In November 2001 we issued 2,666,663 shares of our common stock to seven investors in exchange for $2,000,000 in capital contributions in an offering under Regulation S.

     In December 2001 we issued 93,000 shares of our common stock to four investors in exchange for $69,750 in capital contributions in an offering under Regulation S.



     On June 6, 2002 Solara Capital Inc., a Westin Capital affiliate, subscribed for 50,000 "units", each unit consisting of one share of our common stock at a purchase price of $2.00 per share and an 18 month warrant to purchase one share of our common stock at an exercise price of $2.50 per share. Solara paid $100,000 for the units. On June 19, 2002 Solara subscribed for an additional 50,000 "units", each unit consisting of one share of our common stock at a purchase price of $2.00 per share and an 18 month warrant to purchase one share of our common stock at an exercise price of $2.50 per share. Solara paid $100,000 for these additional units. On July 16, 2002 Solara subscribed for an additional 250,000 "units", each unit consisting of one share of our common stock at a purchase price of $2.00 per share and an 18 month warrant to purchase one share of our common stock at an exercise price of $2.50 per share. Solara paid $500,000 for these additional units. Solara's parent company, Solara Ventures, Inc., has agreed to invest up to an additional $1,300,000 for additional similarly priced and equipped units 120 days after our securities are first quoted on the OTCBB. The amount of the Solara investments should provide us with ample capital to continue as a going concern.



     On July 12, 2002 we issued 50,000 shares of our common stock to one investor in exchange for $100,000 in capital contributions in an offering under Regulation D.



     Neither Westin Capital S.A., Westin Capital Inc., Westin Creative Consultants Inc., Westin Communications Inc. nor Hanover Capital Corp. is affiliated with Blade or any of our officers, directors or 5% shareholders.


THE BUSINESS


     Launched in Canada in November 2001, and in the U.S. in April 2002, our business utilizes the Internet to address the need of sports/recreation clubs and community organizations to improve the registration process for team and event enrollment and administration. The Sporg.com web portal -- the hardware and software that manage the interaction between Internet users and information stored in a data base -- provides organizations, clubs and events worldwide with a 24/7 on-line registration service that reduces dollar and resource costs and streamlines the registration process while adding value through the availability of management tools online. These include the ability to generate reports on the data collected by each organization. We have communications tools included such as bulletin boards, and organizations using our services can e-mail their members at any time.



     The web portal is fully functional, installed on Sporg servers and supported by an in-house development environment with in-house programming expertise; programmers work directly for us, enabling them to develop focused expertise from experience. For example, our programmers can address software issues and credit card transactional issues and can move data files an organization may have generated from previous events, among other skills).



     Sporg.com targets two user markets:


          Organizations, clubs and events: Organizations, clubs and events will become part of the Sporg online community utilizing registration tools and facilitating networking. Each shall have a custom-tailored identity.


          Organizations can become Sporg participants as free guests or as paid passport members. Free guests have a web presence of a single line description with contact information. End users can access free guests in the database. Paid passport member organizations pay an initial fee and a per registration fee for online registration and a fee for event/membership management services in exchange for database service, e-mail communications, forms wizards, reporting capability and marketing opportunities. A forms wizard is an interactive help utility that guides a user through a complex task. It usually takes the form of a dialog box, with blanks to be completed.



          Paid passport member status entitles an organization to a user friendly home page that facilitates multiple functions. Online registration and e-commerce utilizing credit card payment processing are the main attractions. However, the home page offers much more. We place all of an organization's information in a secure environment, accessible only to registered personnel. The data confidentiality protection policy ensures that no user's information will be divulged to third parties without consent. The home page becomes a database tool to facilitate communication and marketing opportunities; easy-to-use report templates gather, manipulate, study and distribute data within the confines of club bodies. The home page enables bulletin board capability and e-mail wizards provide tailored communications to members, reducing telephoning and mailing. Automatic confirmation assures contact. Finally, the home page links communities, enabling an organization to be part of an on-line community of organizations worldwide.


     We currently have 52 registered passport members in Canada and 9 in the U.S.



          End-user registrants/members: Participating organizations can direct their members and prospective members to Sporg.com to register. Members of the general public can access our website and thereby readily register for events.


          End users can access Sporg.com anytime from anywhere and perform money transactions safely and securely. No longer shall they have to wait in line to register for their teams, clubs or events or wait for mailed confirmations of registration. They can communicate directly with club personnel via e-mail, not with a reception desk clerk. They can peruse and choose at their unpressured leisure from among a variety of programs. They can create free personal and family accounts for faster future registrations. Finally, they can view schedules and listings of events, as well as reschedulings and cancellations.


     Revenues will largely be derived from fees charged for online registrations. The initial fee payable by passport member organizations will be secondary.



     Additional revenues may be generated from selling banner advertisements on client organizations' web pages. We expect client organizations will want to sell ads in order to raise funds and we stand to generate revenues as the medium for running such ads.



     Organizations that are free guests -- those simply listing their contact information -- will not generate revenues for us but may opt in the future to become paying passport members.



     We licensed Registration Masters on an exclusive basis to market and sell our service in three Canadian provinces on a commission basis through November 2004. Registration Masters purchased the license for $48,691, payable over the one year period beginning on November 15, 2001. Revenues for this license are amortized over the initial 3 year agreement period. During the quarter ended December 31, 2001 Registration Masters generated revenues for us of $2017; during the quarter ended March 31, 2002 Registration Masters generated revenues for us of $4025. Of our total revenues, $9418 were generated in Canada and $99 in the U.S. Of the total amount, $6042 came as instalment payments of the license fee, $1624 from online registrations $597 from sales of promotional merchandise and $1254 from passport fees.


THE TECHNOLOGY

ENVIRONMENT


     Sporg.com servers are housed in a tight security Internet data center in downtown Vancouver, B.C. The highest levels of security are achieved through biometric access devices and 24-hour security personnel on-site. In order to access the facility a person must undergo a palm scan which matches and identifies him. He must present a card which contains technology that generates an ever-changing number displayed in a digital read-out which must match a number generated on site security systems. This is all done in a locked room. Environmental and network facilities are deployed in a redundant fashion to prevent a complete failure if one component should fail. Our internal environment includes back-up power provided in case of power failure from two separate sources. There are also back-up air conditioning systems. In fact all systems have back-ups in case of breakdowns; if any switch, server or disk drive fails, our systems will keep functioning.

SERVER HARDWARE


     We use enterprise level servers from Sun Microsystems. Sun Microsystems produces high quality servers that are routinely used in the most critical environments such as hospitals and financial institutions. Enterprise level products are generally built to withstand numerous internal failures and are exceptionally supported by the vendor. "Enterprise level" quality refers to that high level of quality designed to be employed where failure is never acceptable. Enterprise level products provide built-in backup mechanisms that take over for any failed component. They provide access to the highest level of vendor support; most vendors guarantee a maximum of four hours of downtime if their enterprise level product should ever fail.


SERVER SOFTWARE


     Three are two main components that run on the servers that deliver the website to users: the web server and the application server. We use a web server and application server from IBM called IBM Apache Webserver/Application Server. Both of these products are of enterprise level quality and ensure maximum scalability and reliability. Web servers send images over the Internet to users' screens. Application servers conduct behind-the-scene computations. When someone visits our website to register for an event, the web server presents the relevant data regarding the event and receives data sent by the registrant, such as name, address, phone number, etc. The web server passes this data to the application server for processing. The application server ensures that the data is correctly input and that the registrant's credit card is valid. It then adds the registrant's name to the event by revising the records in the database (described below).


DATABASE


     All pertinent information relating to Sporg.com is stored in our Oracle database. We chose Oracle as the supplier for our database software because of its reputation in the industry. With Oracle running on hardware from Sun Microsystems, Sporg.com is designed to handle thousands of clubs and events simultaneously and register millions of sign-ups without any degradation in performance. Our infrastructure currently can handle 350 online users simultaneously clicking the "register" button. This means we can handle 350 registrations per second. If our limits are challenged, we can easily upgrade our infrastructure. Those browsing our website but not registering for events have a negligible impact on system performance; up to 3000 browsers will not affect 350 simultaneous registrants.


APPLICATION


     We wrote the Sporg.com software in HTML (Hyper Text Markup Language) and Java. HTML is a computer language used to structure text and multi-media documents and to link documents. It was used for formatting the output of what you see on the page. Java is another computer language. It was used for the behind-the-scenes processing. Java was chosen because of its enhanced security and portability to other operating systems.


SECURITY


     With clubs and individuals trusting Sporg.com with their information, security must be at the highest levels. A breach of our security would tarnish our image and cause hesitation among future users. Therefore, we have secured our site with the latest technologies from Cisco and Verisign. Consisting of dual firewalls, 24-hour monitored intrusion detection systems and hardened operating systems, we have taken every reasonable precaution to ensure the safety of data. A firewall is a security scheme that prevents unauthorized users from accessing a computer network. A hardened operating system is one that has been specifically tuned with security in mind. The Solaris system we acquired from Sun MicroSystems has over 60 separate security enhancements custom-made for us. Further, we have engaged a team of professional security consultants to attempt penetration into our systems and provide a detailed security analysis. These include KPMG Consulting, RoundHeaven Communications and our in-house personnel under the supervision of our Chief Technology Engineer Jeremy Freeman. We have not contracted with these parties to perform security checks;

KPMG Consulting and RoundHeaven Communications perform them as part of having provided goods and services to us, while our employees perform them in the course of their employment.



INTERNET SERVICE



     RoundHeaven Communications is our "Internet Service Provider". We pay RoundHeaven $12,000 per month currently for Internet access. This rate will increase as our volume requirements increase.


MARKETING PLAN

     Organizations will drive end-user registrants to our website to access our clients' home pages and register for teams, clubs and events. Thus, throughout 2002 we will focus on marketing to organizations, intending to market to the public beginning in 2003 to produce a bottom-up effect.

     There are about one million sports organizations in North America, representing about 400 million annual registrations. The target market increases exponentially beyond sports into recreational programs (including art, dance, musical instruments, and drama, for example), events (hikes/walks, reunions, tournaments, and fundraisers, for example), clubs (investment groups, cars and cards, for example), trade shows and conferences, schools (private schools and daycare, for example), and associations (dental, engineering and financial planners, for example).


     Our strategic ally, CardService International Inc., with 800 corporate employees, 250 sales offices and 4000 sales associates worldwide serving a customer base of 200,000 merchants, processes over $12 billion of credit card transactions annually. Pursuant to a contract dated December 19, 2001, CardService became our exclusive bankcard service provider in the U.S., processing all our online credit card transactions (including fraud detection, funds deposits and chargebacks). CardService charges those organizations using our services a fee for online credit card transactions ($0.50 plus 2.5% per transaction).



     We are training CardService's sales force to market and sell our registration service. CardService's sales force is well-versed in the intricacies of online payment, merchant accounts, credit card security and payment processing. We pay CardService a commission of 6% and the sales agent 59% of registration revenue resulting from enrollments procured by CardService personnel during the initial 12-month period that an organization is online and 4% and 12%, respectively, thereafter.


COMPETITION


     The online event registration industry is in its infancy.


     Our closest competitors are Active.com (founded in 1998) and Afficient.com, also known as SignMeUpSports.com (founded in 1997).


     Active.com, a venture capitalist-backed company, provides on-line registration services for sports teams, and events, relying largely on advertising revenues. Active.com claims listings for 20,000 events and leagues and 2,000,000 annual registrations. It has had notable success registering runners for marathons and other races.



     Afficient.com focuses on the broader registration market, similar to our focus. Afficient.com was designed for sports registrations. One can only select from a limited number of sports when using Afficient.com's event wizard for creating a registration form, unlike our unlimited flexibility. While Afficient.com offers standard reporting such as a registration summary, participation summary and demographic summary, we offer flexible reporting whereby one can create any report whatsoever from the data solicited. Both of us can be used for one-time events or memberships, which are repetitive.



     We compete on the basis of breadth of our service. We can enable any website or organization to handle online registrations. We can link directly to any website, bringing registrants to unique registration pages and returning them to the organization's home page or we can have an organization use the pages included with our service as its web presence, at no cost. Although not focused on sports, we compete in this sector aggressively.

     We also process payments differently than our competitors. Our system creates a sub-merchant account for our customers, enabling us to collect fees for an organization without it having to pay the monthly service charges normally associated with maintaining a merchant account. The organization receives its money directly into its bank account within the normal five business day maximum transaction clearing period net of credit card processing fees and our fees. By contrast, Active.com collects money, banks it and then remits it two weeks later. In addition, we compete by offering comprehensive reporting capability on any data the organization has decided to solicit on a completely flexible registration form created online. We enable unlimited multiple registration forms so that if any organization has more than one event (classes, dinners, dances, for examples) it can customize its registration forms and time their online accessibility. These features are not available from Active.com.



     We also compete in the manner of customer generation, relying on a direct sales force to explain systems, merchant accounts, fee structures, data security, etc. CardService fills this role for us, using our training package. Our competitors rely on banner advertising and billboards. We believe that prospective client clubs, organizations, churches, societies and business entities need to be talked to directly and shown demonstrations on-site in order to convince them to abandon the historical ways of registration.



CUSTOMER PROCUREMENT



     In addition to the CardService sales force (see "Marketing Plan"), we will engage independent sales representatives. These agents will earn commissions of 59% of the revenue generated from an organization in the first year it joins the Sporg online community and residuals of between 12%-25% annually thereafter. Commissions continue to be payable so long as the organization procured remains a paying customer, similar to the ongoing although reducing commissions payable to insurance agents so long as the insured pays premiums. The range for the residuals depends on the agent's total business generation. We will pay the agent a bonus on the fifth anniversary of an organization's enrollment provided of course that the organization shall have remained active over the five year period.



     Agents shall be meticulously trained and equipped. We have prepared in-house a comprehensive sales training manual and course and have been using them to train agents in the U.S. and Canada at their locations, at CardService offices, at our headquarters and at neutral sites. We must be convinced that the agents fully understand our programs before any interaction with customers can take place. We completely control the process of sales agent selection, training, accreditation and field assignment.


PRICING


     We will charge a $99 passport fee to enrolling organizations ($49 annual renewal) and registration fees of 1.5% plus $0.50 per transaction on average. A 2.5% plus $0.50 per transaction credit card processing fee will be passed through to the organizations. As discussed in detail above (see "The Business"), we charge fees to enable a customer to register enrollees in an organization or for an event online, while also providing additional functionality such as database, reporting, e-mail communications, bulletin boards, website connectivity and website presence.



     Hypothetical: An organization seeks to register 1000 participants for an event at $100 each. Using our service to process its registrations, we would generate $99 as the initial passport fee and registration revenues of $2000 (1000 x [$100 x 1.5%] + 1000 x $0.50).


                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                    FINANCIAL CONDITION OR PLAN OF OPERATION


     The following financial review and analysis is intended to assist prospective investors in understanding and evaluating our financial condition and results of our operations for the period from inception (September 7, 2000) through September 30, 2001. This information should be read in conjunction with our financial statements and the accompanying notes thereto, "Selected Financial Data" and other detailed information regarding Blade set forth in this Prospectus.

     To date, Blade has been in the development and construction stages leading up to implementation and deployment of the online registration management package being offered to organizations, clubs, events and societies. KPMG Consulting L.P. completed construction in September 2001 and installed the programs on our servers.



     The net loss from the date of incorporation, September 7, 2000, through year-end September 30, 2001 of $1,118,033 reflects this early development stage. Net cash flows provided by financing activities amounted to $1,123,030.



     We commenced operating in Canada in November 2001 and in the U.S. in April 2002. The program will be sold through direct commission-based sales forces in both countries. Sales training programs have been fully developed by us and strategic relationships and agreements with sales agents are in place. Revenues commenced in fiscal 2002 when we commenced operating our registration business. The main focus over 2002 will be on sales and marketing of our service to various organizations, societies, companies, and clubs. This will be done largely, but not exclusively, by a direct commission-based sales force. Blade intends to train at least 500 sales agents in the U.S. and Canada, using the training program already fully developed for this purpose. In Canada sales agents have already been recruited and training is under way, both at our office and in remote locations. In the U.S. sales agents have been contacted, many currently are sales agents who sell CardService products and will sell our service as an additional business. Of a CardService sales force of over 3000 persons situated in 295 offices, we expect to train our U.S. component from these offices in large part, but also will train some independent agents, who from time to time become available or qualify to become a Blade sales agent. These training sessions will take place at various locations throughout the U.S., and also will involve some sales agents coming to our offices for training. These sales training sessions will be done in a sequence of visits, where grouping of trainees will take place for economic and time considerations. Typically we might train 10 or more people at one session, taking about four hours to complete.



     In addition, over the next 12 months, we will target certain other potential sellers of our services: existing web site developers who would find it uneconomic to build an individual registration package for clients, media operations which host events requiring registrations, and other resellers who are in various business situations that cater to events which require registration services.



     Also during the next 12 months we will undertake ongoing enhancements to our software and development of additional partnerships and relationships to enhance and broaden our appeal to customers. These will involve added features built by us, as well as linking to other sites, which offer compatible non-competing services. We are in the business of offering advanced registration capabilities to our customers, therefore we expect to enhance and improve our site continuously on an ongoing basis. We will seek to raise additional funding over the next year. We currently have cash on hand to sustain operations through the summer of 2002. We have a commitment for additional funding which will see us through two more years of operations. Blade does not expect to purchase any significant plant or equipment over the next 12 months, other than office equipment, additional accounting and management software, supplies, computers and things required to maintain day to day operations. Blade does anticipate hiring between five and 10 new employees over the next 12 months. These will be in the areas of sales and marketing, customer service, administration and software development and programming. These new employees will be hired as actual sales ramp up and will match business demand, having been included in our projections of expenses over the next year. To date, our plan has been executed in an orderly timely fashion. We first wanted to build a registration site which could handle a broad range of applications, which we have completed. Next, we planned on developing a commissioned sales force, which currently is in the process of being trained and deployed. We are on schedule to accomplish our goals to be a major web site handling a large number of registrations. Other projects under way over the next year include negotiating license agreements with interested parties to establish our system in other countries. This involves language and currency considerations, which our site was built to facilitate. Also development of a generic version of our site, which could be made available to large corporations or organizations, who would like to have a stand-alone version, managed by us, but carrying their look and feel.



     To date our principal source of cash has been through financing activities from the sale of common stock and short term loans.

     Advertising and promotional expenses incurred in the current fiscal year have consisted primarily of costs to attend a January trade show ($14,000) and to purchase promotional merchandise for give-aways ($6400). The balance of our advertising and promotional expense consists of miscellaneous meals and entertainment charges. Management fees paid during this time period in the amount of $15,000 to Frank Anderson were for investor relations services.



     Our operational revenues are by nature recurring revenues, provided by ongoing registrations taking place throughout the year, with annual renewals or repeat events being the norm. Because we limit expenses by having a commissioned sales force, and include a larger initial commission to these sales people for first year registrations they initiate, our potential and intended revenues should ramp up very rapidly after the first two years as by the nature of registrations a large percentage are of a recurring nature; people re-register annually for clubs, events, classes, etc. This is what is meant by the recurring income streams which ongoing registrations provide. At the same time our expenses do not grow substantially, because the functionality of the software makes it able to handle very large volumes of registrations without need for enhancement. Thus we expect our model to generate recurring, growing revenue, with substantial profitability over the ensuing years if a substantial base of business is established. Blade has a very focused compelling business model, which is attempting to achieve a significant business, utilizing the Internet to simplify a transaction carried on well over one billion times per year in North America alone.



     Revenues for the first half of fiscal 2002 (October 1, 2001 through March 31, 2002) consisted of $6042 from license fees for the exclusive marketing rights in British Columbia, Alberta and Saskatchewan provinces; $1624 from transaction fees on processed registrations; $1254 for passport memberships; and $597 from sales of promotional merchandise.


                            DESCRIPTION OF PROPERTY


     We maintain an office at 555 West Hastings Street #2770 in Vancouver, comprising 2800 square feet leased from Harbour Centre Complex Ltd. Our lease began in November 2001 and runs through October 2003, with a two-year renewal option. Our monthly rent and related charges are approximately $4,500. We carry adequate insurance to protect our physical assets from loss and damage. This facility is fully utilized and is adequate for our needs for the balance of 2002.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     In July 2001 we acquired the Sporg assets from Messrs. Freeman and Norman for cash and the assumption of debt. Founder Frank Anderson conveyed 2,500,000 of our shares of common stock to each of the sellers. Blade delivered a promissory note to Messrs. Freeman and Norman at the closing of the acquisition. Since then we incurred a $30,000 obligation to Mr. Anderson for services rendered for investor relations. These services included introductions to funding sources and investors and guidance with respect to our Winter 2000 Regulation S offerings and our Summer 2001 Regulation D offering and our engagement of Westin Capital Inc., Westin Communications Inc. and Westin Creative Consultants Inc. See "Description of Business -- The Company."



     The terms of the acquisition were as favorable to us as those we could have negotiated with any other persons. Insofar as Mr. Anderson was our sole director at the time of the acquisition, we did not have disinterested directors involved in the decision-making process. All future material affiliated-party transactions and loans will be made on terms that are no less favorable to us than those that could be obtained from unaffiliated third parties. And all future material affiliated-party transactions and loans and any forgiveness of loans will be approved by a majority of Blade's directors who do not have an interest in the transactions and who had access to our counsel or independent counsel. Transactions in which all directors have an interest, direct or indirect, will be subject to shareholder approval.



     In October 2001 we hired Westin Capital Inc. as our adviser with respect to financial matters, including the registration of our securities. We also hired Westin Creative Consultants Inc. and Westin Communica-tions Inc. to provide us with creative marketing, advertising and design consulting services and investor relations consulting services, respectively.



     Westin Capital Inc., Westin Creative Consultants Inc. and Westin Communications Inc. have no common shareholders, directors or officers. There are no written agreements between any of the foregoing parties, either individually or collectively. However, each of the entities has an informal, unwritten understanding that clients of one will be referred, where necessary and appropriate, to each of the others.



     On June 6, 2002 Solara Capital Inc., a Westin Capital affiliate, subscribed for 50,000 "units", each unit consisting of one share of our common stock at a purchase price of $2.00 per share and an 18 month warrant to purchase one share of our common stock at an exercise price of $2.50 per share. Solara paid $100,000 for the units. On June 19, 2002 Solara subscribed for an additional 50,000 "units", each unit consisting of one share of our common stock at a purchase price of $2.00 per share and an 18 month warrant to purchase one share of our common stock at an exercise price of $2.50 per share. Solara paid $100,000 for these additional units. On July 16, 2002 Solara subscribed for an additional 250,000 "units", each unit consisting of one share of our common stock at a purchase price of $2.00 per share and an 18 month warrant to purchase one share of our common stock at an exercise price of $2.50 per share. Solara paid $500,000 for these additional units. Solara's parent company, Solara Ventures, Inc., has agreed to invest up to an additional $1,300,000 for additional similarly priced and equipped units 120 days after our securities are first quoted on the OTCBB. The amount of the Solara investments should provide us with ample capital to continue as a going concern.



            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS



     There is no established public trading market for our shares. Although we have engaged Hanover Capital Corp. to advise us with respect to the process of having our common stock quoted on the Over the Counter Electronic Bulletin Board, management has not discussed market making with any market maker or broker dealer. A regular trading market for our shares may not develop, or if developed be sustained. A shareholder in all likelihood, therefore, will not be able to resell his shares should he desire to do so. Furthermore, it is unlikely that a lending institution will accept our shares as pledged collateral for loans unless a regular trading market develops. Except for our arrangement with Hanover Capital described above, we have no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our shares.


     We currently have no shares of preferred stock authorized or outstanding.


     There are 8,365,563 shares of our common stock held by non-affiliates and 5,500,000 are restricted shares of our common stock held by affiliates which Rule 144 of the Securities Act defines as restricted securities.


     Once this registration statement is effective, the shares being registered for sale by our shareholders will be freely tradable without restrictions under the Securities Act, except for any shares held by our "affiliates", which will be restricted by the resale limitations of Rule 144 under the Securities Act.

     In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated with him and who has beneficially owned his restricted shares for at least one year may be entitled to sell in the open market within any three-month period a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

     Further, Rule 144A as currently in effect, in general, permits unlimited resales of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing shareholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

     As a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this Prospectus. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

     We have had no changes in or disagreements with our accountants since our incorporation in September 2000.

                             AVAILABLE INFORMATION

     We have filed a registration statement on Form SB-2 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our common stock offered by this Prospectus. This Prospectus is filed as a part of the registration statement and does not contain all of the information contained in the registration statement and exhibits and reference is hereby made to such omitted information. Statements made in this registration statement are summaries of the material terms of the referenced contracts, agreements or documents but are not necessarily complete. However, all information we considered material relating to the terms of any referenced contracts, agreements or documents has been disclosed. Reference is made to each exhibit for a more complete description of the matters involved and these statements shall be deemed qualified in their entirety by the reference. You may inspect the registration statement and exhibits and schedules filed with the Commission at the Commission's principle office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a web site (http://www.sec.gov) that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. For further information pertaining to us and our common stock offered by this Prospectus, reference is made to the registration statement.

                              FINANCIAL STATEMENTS



     Our audited consolidated balance sheets at September 30, 2001 and 2000 and the related statements of operations, shareholders' equity (deficiency) and cash flows for the year ended September 30, 2001, the period from incorporation on September 7, 2000 to September 30, 2000 and the period from incorporation on September 7, 2000 to September 30, 2001 appearing hereinbelow have been included in reliance on the report of Davidson & Company, Chartered Accountants, given on the authority of said firm as experts in accounting and auditing.



     Our unaudited consolidated balance sheets at December 31, 2001 and March 31, 2002 and the related statements of operations, shareholders' equity (deficiency) and cash flows for the quarters ended December 31, 2001 and March 31, 2002 appearing hereinbelow are also included.



                               TABLE OF CONTENTS



                                                                PAGE
                                                              ---------
For the year ended September 30, 2001
  Independent Auditors's Report.............................        F-2
  Balance Sheets............................................        F-3
  Statements of Operations..................................        F-4
  Statement of Shareholders' Equity (Deficiency)............        F-5
  Statements of Cash Flows..................................        F-6
  Notes to Financial Statements.............................   F-7-F-14

For the quarter ended December 31, 2001
  Balance Sheets (unaudited)................................       F-16
  Statements of Operations (unaudited)......................       F-17
  Statement of Shareholders' Equity (Deficiency)
    (unaudited).............................................       F-18
  Statements of Cash Flows (unaudited)......................       F-19
  Notes to Financial Statements (unaudited).................  F-20-F-29

For the quarter ended March 31, 2002
  Balance Sheets (unaudited)................................       F-31
  Statements of Operations (unaudited)......................       F-32
  Statement of Shareholders' Equity (Deficiency)
    (unaudited).............................................       F-33
  Statements of Cash Flows (unaudited)......................       F-34
  Notes to Financial Statements (unaudited).................  F-35-F-44

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                       CONSOLIDATED FINANCIAL STATEMENTS
                      (EXPRESSED IN UNITED STATES DOLLARS)

                               SEPTEMBER 30, 2001

DAVIDSON & COMPANY      CHARTERED ACCOUNTANTS      A PARTNERSHIP OF INCORPORATED
PROFESSIONALS

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Blade Internet Ventures Inc.
(A Development Stage Company)

     We have audited the accompanying consolidated balance sheets of Blade Internet Ventures Inc. as at September 30, 2001 and 2000 and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for the year ended September 30, 2001, the period from incorporation on September 7, 2000 to September 30, 2000 and the period from incorporation on September 7, 2000 to September 30, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as at September 30, 2001 and 2000 and the results of its operations and its cash flows for the year ended September 30, 2001, the period from incorporation on September 7, 2000 to September 30, 2000 and the period from incorporation on September 7, 2000 to September 30, 2001 in conformity with accounting principles generally accepted in the United States of America.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are described in Note 2. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

"DAVIDSON & COMPANY"
Vancouver, Canada                                          Chartered Accountants

December 21, 2001

                          A Member of SC INTERNATIONAL

  1200 -- 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC,
                                Canada, V7Y 1G6
                  Telephone (604) 687-0947 Fax (604) 687-6172

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                          CONSOLIDATED BALANCE SHEETS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                               AS AT SEPTEMBER 30

                                                                 2001         2000
                                                              -----------     ----
ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................  $     5,636    $4,205
  Receivables...............................................       11,360        --
  Prepaid expenses and deposits.............................       14,648        --
                                                              -----------    ------
          Total current assets..............................       31,644     4,205
CAPITAL ASSETS (Note 4).....................................       35,332        --
                                                              -----------    ------
          TOTAL ASSETS......................................  $    66,976    $4,205
                                                              ===========    ======
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
CURRENT LIABILITIES
  Accounts payable and accrued liabilities..................  $    44,627    $   --
  Loans payable (Note 6)....................................      190,877        --
  Due to related parties (Note 7)...........................       27,080        --
                                                              -----------    ------
          Total current liabilities.........................      262,584        --
                                                              -----------    ------
STOCKHOLDERS' EQUITY (DEFICIENCY)
  Common stock (Note 8)
     Authorized
       100,000,000 common shares with a par value of $0.001
        per share
          Issued and outstanding
       September 30, 2001 -- 8,695,900 common shares
       September 30, 2000 -- 5,500,000 common shares........        8,696     5,500
  Additional paid-in capital................................      913,729        --
  Deficit accumulated during the development stage..........   (1,118,033)   (1,295)
                                                              -----------    ------
          Total stockholders' equity (deficiency)...........     (195,608)    4,205
                                                              -----------    ------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
            (DEFICIENCY)....................................  $    66,976    $4,205
                                                              ===========    ======

HISTORY AND ORGANIZATION OF THE COMPANY (Note 1)

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                      (EXPRESSED IN UNITED STATES DOLLARS)

                                                          PERIOD FROM                     PERIOD FROM
                                                         INCORPORATION                   INCORPORATION
                                                              ON                              ON
                                                         SEPTEMBER 7,                    SEPTEMBER 7,
                                                            2000 TO       YEAR ENDED        2000 TO
                                                         SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                                                             2001            2001            2000
                                                         -------------   -------------   -------------
EXPENSES
  Advertising and promotion............................   $    17,825     $    17,825     $        --
  Amortization.........................................         3,880           3,880              --
  Consulting fees......................................        64,230          64,230              --
  Foreign exchange loss (gain).........................        (1,524)         (1,524)             --
  Insurance............................................        14,018          14,018              --
  Loan bonus on loan payable...........................        17,352          17,352              --
  Management fees......................................        30,000          30,000              --
  Office and miscellaneous.............................        12,803          12,803              --
  Professional fees....................................        49,302          48,007           1,295
  Rent.................................................        12,758          12,758              --
  Salaries and benefits................................       279,989         279,989              --
  Server and bandwidth costs...........................        50,459          50,459              --
  Telecommunications...................................        12,471          12,471              --
  Travel...............................................        40,176          40,176              --
  Write-down of web-site acquisition and development
     costs (Note 5)....................................       514,294         514,294              --
                                                          -----------     -----------     -----------
LOSS FOR THE PERIOD....................................   $(1,118,033)    $(1,116,738)    $    (1,295)
                                                          ===========     ===========     ===========
BASIC AND DILUTED LOSS PER COMMON SHARE................                   $     (0.17)    $     (0.01)
                                                          ===========     ===========     ===========
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING...                     6,763,213       5,500,000
                                                          ===========     ===========     ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                      (EXPRESSED IN UNITED STATES DOLLARS)
      PERIOD FROM INCORPORATION ON SEPTEMBER 7, 2000 TO SEPTEMBER 30, 2001

                                                                               DEFICIT
                                                                             ACCUMULATED
                                             COMMON STOCK       ADDITIONAL   DURING THE
                                          -------------------    PAID-IN     DEVELOPMENT
                                           SHARES     AMOUNTS    CAPITAL        STAGE         TOTAL
                                          ---------   -------   ----------   -----------   -----------
BALANCE, SEPTEMBER 7, 2000..............         --   $   --     $     --    $        --   $        --
  Common stock issued for cash at $0.001
     per share..........................  5,500,000    5,500           --             --         5,500
  Loss for the period...................         --       --           --         (1,295)       (1,295)
                                          ---------   ------     --------    -----------   -----------
BALANCE, SEPTEMBER 30, 2000.............  5,500,000    5,500           --         (1,295)        4,205
  Common stock issued for cash at $0.01
     per share..........................  2,000,000    2,000       18,000             --        20,000
  Common stock issued for cash at $0.75
     per share..........................  1,195,900    1,196      895,729             --       896,925
  Loss for the year.....................         --       --           --     (1,116,738)   (1,116,738)
                                          ---------   ------     --------    -----------   -----------
BALANCE, SEPTEMBER 30, 2001.............  8,695,900   $8,696     $913,729    $(1,118,033)  $  (195,608)
                                          =========   ======     ========    ===========   ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                      (EXPRESSED IN UNITED STATES DOLLARS)

                                                          PERIOD FROM                     PERIOD FROM
                                                         INCORPORATION                   INCORPORATION
                                                              ON                              ON
                                                         SEPTEMBER 7,                    SEPTEMBER 7,
                                                            2000 TO       YEAR ENDED        2000 TO
                                                         SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                                                             2001            2001            2000
                                                         -------------   -------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Loss for the period..................................   $(1,118,033)    $(1,116,738)    $    (1,295)
  Items not involving cash:
     Amortization......................................         3,880           3,880              --
     Loan bonus accrued on loans payable...............        17,352          17,352              --
     Write-down of web-site acquisition and development
       costs...........................................       514,294         514,294              --
  Net changes in non-cash working capital items:
     Increase in receivable............................       (11,360)        (11,360)             --
     Increase in prepaid expenses and deposits.........       (14,648)        (14,648)             --
     Increase in accounts payable and accrued
       liabilities.....................................        44,627          44,627              --
                                                          -----------     -----------     -----------
  Net cash used in operating activities................      (563,888)       (562,593)         (1,295)
                                                          -----------     -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of capital assets...........................       (39,212)        (39,212)             --
  Acquisition of and expenditures on web-site
     development.......................................      (514,294)       (514,294)             --
                                                          -----------     -----------     -----------
  Net cash used in investing activities................      (553,506)       (553,506)             --
                                                          -----------     -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Increase in due to related parties...................        27,080          27,080              --
  Proceeds from issuance of common stock...............       922,425         916,925           5,500
  Proceeds from loans payable..........................       173,525         173,525              --
                                                          -----------     -----------     -----------
  Net cash provided by financing activities............     1,123,030       1,117,530           5,500
                                                          -----------     -----------     -----------
INCREASE IN CASH AND CASH EQUIVALENTS DURING THE
  PERIOD...............................................         5,636           1,431           4,205
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD.........            --           4,205              --
                                                          -----------     -----------     -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD...............   $     5,636     $     5,636     $     4,205
                                                          ===========     ===========     ===========

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES (Note 11)

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                               SEPTEMBER 30, 2001

1.  HISTORY AND ORGANIZATION OF THE COMPANY

     Blade Internet Ventures Inc. (the "Company") was incorporated under the laws of the State of Nevada on September 7, 2000. The Company's principal business activity consists of an on-line registration and management program for organizations and their events. The Company conducts its business activities under the name of "sporg.com". The Company is considered to be a development stage company as it has not generated revenues from its operations.

     The Company launched its on-line registration web portal during the first quarter of the 2002 fiscal year.

2.  GOING CONCERN

     These consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles with the on-going assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. However, certain conditions noted below currently exist which raise substantial doubt about the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

     The operations of the Company have primarily been funded by the issuance of capital stock. Continued operations of the Company are dependent on the Company's ability to complete public equity financing or generate profitable operations in the future. Management's plan in this regard is to secure additional funds through future equity financings. Such financings may not be available or may not be available on reasonable terms.

                                                                 2001         2000
                                                              -----------    -------
Deficit accumulated during the development stage............  $(1,118,033)   $(1,295)
Working capital (deficiency)................................     (230,940)     4,205
                                                              ===========    =======

3.  SIGNIFICANT ACCOUNTING POLICIES

     These consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles. The significant accounting policies adopted by the Company are as follows:

PRINCIPLES OF CONSOLIDATION

     These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Sporg Internet Corporation (the "Subsidiary"), which was incorporated under the laws of the Province of British Columbia on February 16, 2001. All significant inter-company balances and transactions have been eliminated upon consolidation.

USE OF ESTIMATES

     The preparation of consolidated financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results could differ from these estimates.

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                               SEPTEMBER 30, 2001

FOREIGN CURRENCY TRANSLATION

     The United States dollar is considered to be the functional currency of the Company and its Subsidiary. Transaction amounts denominated in foreign currencies are translated at exchange rates prevailing at transaction dates. Carrying values of monetary assets and liabilities are adjusted at each balance sheet date to reflect the exchange rate at that date. Non-monetary assets and liabilities are translated at the exchange rate on the original transaction date. Gains and losses from restatement of foreign currency monetary and non-monetary assets and liabilities are included in the consolidated statements of operations. Revenues and expenses are translated at the rates of exchange prevailing on the dates such items are recognized in the consolidated statements of operations.

CASH AND CASH EQUIVALENTS

     The Company considers cash held at banks and all highly liquid investments with an original maturity of three months or less to be cash and cash equivalents. At September 30, 2001, cash and cash equivalents consisted of cash held at banks.

CAPITAL ASSETS

     Capital assets are recorded at cost and are amortized using the straight-line method over the following estimated useful lives:

Computer equipment..........................................  3 years
Computer software...........................................  2 years
Office equipment and furniture..............................  5 years

SOFTWARE DEVELOPMENT

     Computer software costs incurred in the preliminary development stage are expensed as incurred. Computer software costs incurred during the application development stage are capitalized and amortized over the software's estimated useful life.

WEB-SITE ACQUISITION AND DEVELOPMENT COSTS

     Web-site acquisition and development costs incurred in the preliminary project stage are expensed as incurred. The Company capitalizes certain costs incurred in the developing or obtaining of internal use software used in the web-site. Capitalized costs are amortized over a period of not more than five years and are subject to impairment evaluation on a continual basis.

ACCOUNTING FOR IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF

     Long-lived assets to be held and used by the Company are continually reviewed to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. For long-lived assets to be held and used, the Company bases its evaluation on such impairment indicators as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. In the event that facts and circumstances indicate that the carrying amount of an asset may not be recoverable and an estimate of future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss will be recognized.

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                               SEPTEMBER 30, 2001

REVENUE RECOGNITION

     The Company intends to generate revenue from the transaction fees charged to organizations who use the on-line registration and management program. Revenue will be recognized when the services have been performed and the collection is reasonably assured.

ADVERTISING COSTS

     The Company expenses the cost of advertising in the period in which the advertising space or airtime is used.

INCOME TAXES

     A deferred tax asset or liability is recorded for all temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax expenses (benefit) results from the net change during the year of deferred tax assets and liabilities.

     Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

EARNINGS (LOSS) PER SHARE

     Basic earnings (loss) per share is computed by dividing income available to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings (loss) per share takes into consideration shares of common stock outstanding (computed under basic earnings per share) and potentially dilutive shares of common stock. Diluted earnings
(loss) per share is not presented separately from earnings (loss) per share as the exercise of any warrants and options would be anti-dilutive.

FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash and cash equivalents, receivables, accounts payable and accrued liabilities, loans payable and due to related parties. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of cash and cash equivalents, receivables and accounts payable and accrued liabilities approximate their carrying values while the fair value of due to related parties and loans payable are not determinable as these instruments have no fixed terms of repayment.

NEW ACCOUNTING PRONOUNCEMENTS

     In June, 2001, the Financial Accounting Standards Board ("FASB") approved the issuance of Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 states that all business combinations should be accounted for using the purchase method of accounting making the use of the pooling-of-interest method prohibited. SFAS No. 141 is effective for business combinations completed after June 30, 2001. SFAS No. 142 addresses the accounting for all purchased intangible assets, but not the accounting for internally developed intangible assets. Goodwill will no longer be amortized but will be reviewed for impairment in accordance with SFAS No. 142. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. Early adoption is permitted for entities with fiscal years beginning after March 15, 2001.

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                               SEPTEMBER 30, 2001

     In July 2001, FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations" that records the fair value of the liability for closure and removal costs associated with the legal obligations upon retirement or removal of any tangible long-lived assets. The initial recognition of the liability will be capitalized as part of the asset cost and depreciated over its estimated useful life. SFAS 143 is required to be adopted effective January 1, 2003.

     In August 2001, FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" that supersedes SFAS No. 121 "Accounting for the Impairment or Disposal of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 144 is required to be adopted effective January 1, 2002.

     The adoption of these new pronouncements is not expected to have a material effect on the Company's consolidated financial position or results of operations.

4.  CAPITAL ASSETS

                                                                             NET BOOK VALUE
                                                              ACCUMULATED    --------------
                                                     COST     AMORTIZATION    2001     2000
                                                    -------   ------------   -------   ----
Computer equipment................................  $19,546     $ 1,998      $17,548   $--
  Computer software...............................    9,798       1,203        8,595    --
  Office equipment and furniture..................    9,868         679        9,189    --
                                                    -------     -------      -------   ---
                                                    $39,212     $ 3,880      $35,332   $--
                                                    =======     =======      =======   ===

5.  WEB-SITE ACQUISITION AND DEVELOPMENT COSTS

     a) Pursuant to an agreement dated October 15, 2000, the Company purchased the rights, technology and property associated with the development of an Internet registration web service from two individuals for cash proceeds of $49,305 (Cdn$75,000) and the assumption of amounts due to a third party not exceeding $9,861 (Cdn$15,000), if any. This transaction was treated as a purchase of assets in exchange for cash.

     The purchase price of $49,305 was allocated as follows:

Internet address domain names...............................  $   328
Business plan...............................................   10,847
Web design..................................................   36,157
Computers...................................................    1,973
                                                              -------
                                                              $49,305
                                                              =======

     There were no amounts due to a third party at the date of the agreement.

     In conjunction with the purchase agreement, the principal shareholder at the time of the transaction transferred to each individual, 2,500,000 common shares resulting in a change in control of the Company to the two individuals. In addition to becoming directors of the Company, the two individuals became the Chief Executive Officer and President, respectively.

     As at September 30, 2001, the Company owed $17,039 of the proceeds of $49,305. The $17,039 promissory note is due on demand and non-interest bearing (Note 7).

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                               SEPTEMBER 30, 2001

     Although management believes the Company will be able to generate revenues from these assets, there is uncertainty regarding future revenues due to the fact that this is a new business in a new market and there are currently no comparable businesses in this market segment for which any reliable predictions for revenue generation can be based upon. Therefore, due to these uncertainties regarding the expected future undiscounted cash flows for these assets, the Company recorded a write-down of $47,332 during the year ended September 30, 2001.

     b) The Company entered into an agreement with a third party consultant for consulting services in connection with the development of an on-line registration web portal. Pursuant to the agreement, the Company paid $466,962 for services rendered to September 30, 2001 and is required to pay an additional $212,986 subsequent to year end (Note 10). Upon final payment, the Company will receive the related source code and documentation from the third party consultant.

     As there are similar uncertainties regarding the expected future undiscounted cash flows for this asset, as noted above, the Company recorded a write-down of $466,962 during the year ended September 30, 2001.

6.  LOANS PAYABLE

     On August 10, 2001 and September 7, 2001, the Company received loan proceeds of $135,526 (Cdn$214,000) and $37,999 (Cdn$60,000) respectively, from Westin Capital Inc. ("Westin"). The loans are repayable by the Company sixty days after the advance provided demand is made by Westin. Both loans bear interest at the rate of prime plus 1% and require payment of a cash bonus in the amount of 10% of the principal, being $17,352, to Westin on the date the loan is repaid.

     Subsequent to year end, the loan principal and cash bonus were repaid in full to Westin.

7.  RELATED PARTY TRANSACTIONS

     As at September 30, 2001, due to related parties consisted of $27,080 (2000 -- $Nil) due to directors for reimbursement of expenses and a promissory note relating to the balance of proceeds due on the purchase of certain assets (Note 5).

     During the year ended September 30, 2001, the Company also paid or accrued $30,000 (2000 -- $Nil) for investor relation services to a director of the Company who is not an employee of the Company and is not paid a salary by the Company.

     These transactions are in the normal course of operations and are measured at the exchange amount which is the amount established and agreed to by related parties.

8.  COMMON STOCK

COMMON SHARES

     The issued and outstanding common shares entitle holders to vote and to receive dividends when declared. In the event of the Company's liquidation, dissolution or winding up, shareholders are entitled to participate equally with respect to any distribution of net assets or any dividends which may be declared.

     All 8,695,900 issued and outstanding common shares (September 30, 2000 -- 5,500,000) are restricted securities as defined under the Securities Act of 1933 and in future may be sold only in compliance with Rule 144 of the Act, pursuant to a registration statement filed under the Act, or other applicable exemptions from registration thereunder.

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                               SEPTEMBER 30, 2001

ADDITIONAL PAID-IN CAPITAL

     The excess of proceeds received for shares of common stock over their par value of $0.001 per share is credited to additional paid-in capital.

9.  INCOME TAXES

     a) A reconciliation of income taxes with the reported income taxes are as follows:

                                                                 2001        2000
                                                              -----------   -------
Loss before income taxes....................................  $(1,116,738)  $(1,295)
Income tax recovery at statutory rates......................  $  (397,358)  $  (440)
Non-deductible expenses and deferred start-up costs.........      324,932       433
Unrecognized benefits of non-capital operating losses.......       72,426         7
                                                              -----------   -------
Total income tax recovery...................................  $        --   $    --
                                                              ===========   =======

     The Company has not recorded in these consolidated financial statements, the deferred income tax benefits of approximately $161,000 of non-capital operating losses which may be applied to reduce taxable income in future years. If not utilized, these operating loss carryforwards will expire in 2008.

     Subject to certain restrictions, the Company also has deferred start-up costs of approximately $949,130 available to reduce taxable income of future years.

     b) The significant components of the Company's deferred income tax assets are as follows:

                                                                2001      2000
                                                              ---------   ----
Deferred income tax assets:
  Capital assets............................................  $   1,878   $433
  Deferred start-up costs...................................    322,705     --
  Losses available for future periods.......................     72,433      7
                                                              ---------   ----
Deferred income tax assets..................................    397,016    440
Valuation allowance.........................................   (397,016)  (440)
                                                              ---------   ----
                                                              $      --   $ --
                                                              =========   ====

10.  COMMITMENTS

     a) Minimum future annual aggregate payments for office facilities leased by the Company are as follows:

2002........................................................  $47,800
2003........................................................   50,000
2004........................................................    4,200

     b) Effective October 15, 2000, the Company entered into employee services agreements with two directors whereby the Company will pay salaries totalling $16,000 per month until October 15, 2005. Minimum future annual aggregate payments for the remaining terms of the employee services agreements are as follows:

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                               SEPTEMBER 30, 2001

2002........................................................  $192,000
2003........................................................   192,000
2004........................................................   192,000
2005........................................................   192,000
2006........................................................    16,000

     c) The Company is required to pay $212,986 to a third party consultant for consulting services in connection with the development of the on-line registration web portal (Note 5) as follows:

          i) $95,640 upon successful completion of user acceptance testing; and

          ii) $117,346 within 30 days after successful completion of user acceptance testing.

     Subsequent to year end, the amounts were paid in full.

11.  SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

                                                              2001   2000
                                                              ----   ----
Cash paid during the period for interest and loan bonus.....   $--    $--
Cash paid during the period for income tax..................   $--    $--

     There were no significant non-cash investing and financing activities for the year ended September 30, 2001 and for the period from incorporation on September 7, 2000 to September 30, 2000.

12.  SEGMENTED INFORMATION

     The Company currently operates in a single reportable segment that provides an on-line registration and management program in Canada.

13.  SUBSEQUENT EVENTS

     Unless otherwise noted elsewhere in these consolidated financial statements, the following events occurred subsequent to September 30, 2001:

     a) On October 10, 2001, the Company received proceeds of $102,335 pursuant to a loan agreement. The loan is due on January 5, 2002 and bears interest at 2.00% of the outstanding principal per month. In addition, the Company is required to issue 10,000 common shares as a loan bonus and has granted the lender the right to convert the principal amount of the loan into common shares of the Company at a conversion rate of $0.75 per share.

     The loan proceeds plus interest were repaid in full and the 10,000 common shares were issued to the lender. The common shares will be issued at a price of $0.75 per share as determined by recent issuances of the Company's common stock. An amount of $7,500 will be recorded as a loan bonus on loan payable in the consolidated statements of operations.

     b) On October 15, 2001, the directors of the Company consented to the following actions:

          b) i) The Company retained Westin to provide business and investment consulting services to the Company for a period of twelve months. As consideration, the Company will pay $100,000 and issue 2,000,000 shares of the Company's common stock. The common shares will be issued at a price of $0.75

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                               SEPTEMBER 30, 2001

     per share as determined by recent issuances of the Company's common stock. The share issuance costs to be paid in shares of common stock totaling $1,500,000 will be recorded by the Company as a capital transaction and will result in a net effect on additional paid-in capital of $2,000.

          ii) The Company entered into a creative consulting agreement with Westin Creative Consultants Inc. ("WCCI") whereby WCCI will assist the Company with creative design, report preparation, promotion and marketing for a period of twelve months. As consideration, the Company will grant an option to purchase 500,000 shares of the Company's common stock at a price of $0.75 per share from October 15, 2001 until October 15, 2002. The fair value of the options granted by the Company as calculated using the Black-Scholes option pricing model is $16,322 and will be recorded as deferred compensation expense against additional paid-in capital to be amortized into the consolidated statements of operations over the term of the agreement.

          iii) The Company entered into an agreement with Westin Communications Inc. ("W-Comm") whereby W-Comm will provide investor relations services to the Company for the purpose of obtaining funding of approximately $2,000,000 in exchange for consideration of $400,000 (Note 13d). The Company must also pay to W-Comm an additional $500,000 provided W-Comm arranges funding of approximately $3,000,000 for the Company by March 15, 2002.

          iv) The Company entered into an agreement with Hanover Capital Corp. ("Hanover") whereby Hanover will perform certain services in connection with the Company's attempt to become publicly traded. As consideration, the Company will issue 300,000 shares of the Company's common stock and pay $100,000. The common shares will be issued at a price of $0.75 per share as determined by recent issuances of the Company's common stock and will be recorded as consulting expenses in the consolidated statements of operations once the services are rendered.

     c) On October 26, 2001, the Company was assigned the rights, title and interest to the Canadian trademark application of "sporg".

     d) On November 26, 2001, the directors of the Company consented to complete a private placement of 2,666,663 units at a price of US$0.75 per unit for total proceeds of $2,000,000 pursuant to Regulation S of the Securities Act of 1933. Each unit issued consists of one share of the Company's common stock and one share purchase warrant. Each share purchase warrant will entitle its holder to purchase one additional share of common stock until November 30, 2002 at a price of US$1.50 per share.

     e) On December 6, 2001, the directors of the Company consented to approve an offering of up to 333,333 units at a price of US$0.75 per unit for total proceeds of up to US$250,000. Each unit will consist of one share of the Company's common stock and one share purchase warrant. Each share purchase warrant will entitle its holder to purchase one additional common share for a period of one year from closing of the offering at a price of US$1.50 per share. The offering will be completed pursuant to Regulation S of the Securities Act of 1933.

     On December 21, 2001, the directors of the Company resolved to issue 93,000 units for total proceeds of $69,750.

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                       CONSOLIDATED FINANCIAL STATEMENTS
                      (EXPRESSED IN UNITED STATES DOLLARS)

                               DECEMBER 31, 2001

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                          CONSOLIDATED BALANCE SHEETS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                                  (UNAUDITED)

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  2001           2001
                                                              ------------   -------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................   $  786,583     $     5,636
  Receivables...............................................       72,024          11,360
  Inventory.................................................       13,749              --
  Prepaid expenses and deposits (Note 4)....................      356,061          14,648
                                                               ----------     -----------
  Total current assets......................................    1,228,417          31,644
CAPITAL ASSETS(Note 5)......................................       94,611          35,332
                                                               ----------     -----------
TOTAL ASSETS................................................   $1,323,028     $    66,976
                                                               ==========     ===========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
CURRENT LIABILITIES
  Accounts payable and accrued liabilities..................   $  157,461     $    44,627
  Loans payable (Note 7)....................................           --         190,877
  Due to related parties (Note 8)...........................        9,724          27,080
  Deferred revenue (Note 9).................................       46,674              --
                                                               ----------     -----------
  Total current liabilities.................................      213,859         262,584
                                                               ----------     -----------
COMMITMENTS(Note 11)
STOCKHOLDERS' EQUITY (DEFICIENCY)
  Common stock (Note 10)
     Authorized
       100,000,000 Common shares with a par value of $0.001
        per share
     Issued and outstanding
       December 31, 2001 -- 13,765,563 common shares
       September 30, 2001 -- 8,695,900 common shares........       13,766           8,696
  Additional paid-in capital................................    3,114,306         913,729
  Deficit accumulated during the development stage..........   (2,018,903)     (1,118,033)
                                                               ----------     -----------
          Total stockholders' equity (deficiency)...........    1,109,169        (195,608)
                                                               ----------     -----------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
            (DEFICIENCY)....................................   $1,323,028     $    66,976
                                                               ==========     ===========

HISTORY AND ORGANIZATION OF THE COMPANY (Note 1)

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                                  (UNAUDITED)

                                                   PERIOD FROM
                                                  INCORPORATION
                                                        ON
                                                SEPTEMBER 7, 2000       THREE MONTH         THREE MONTH
                                                        TO             PERIOD ENDED        PERIOD ENDED
                                                DECEMBER 31, 2001    DECEMBER 31, 2001   DECEMBER 31, 2000
                                                ------------------   -----------------   -----------------
REVENUE.......................................     $     2,806          $     2,806         $        --
DIRECT COSTS..................................             541                  541                  --
                                                   -----------          -----------         -----------
GROSS PROFIT..................................           2,265                2,265                  --
                                                   -----------          -----------         -----------
OPERATING EXPENSES
  Advertising and promotion...................          18,969                1,144               5,467
  Amortization................................          10,691                6,811                  --
  Bank charges and interest...................           6,999                6,497                  83
  Consulting fees.............................         489,765              425,535              24,957
  Foreign exchange loss.......................           2,578                4,102                 305
  Insurance...................................          19,559                5,541                  --
  Loan bonus on loan payable..................          24,852                7,500                  --
  Management fees.............................          37,500                7,500               7,500
  Office and miscellaneous....................          29,487               17,186                  58
  Professional fees...........................          90,786               41,484              22,031
  Rent........................................          24,870               12,112               1,526
  Salaries and benefits.......................         389,495              109,506              48,000
  Server and bandwidth costs..................          83,392               32,933                  --
  Telecommunications..........................          16,635                4,164               1,556
  Travel......................................          52,636               12,460              10,353
  Write-down of web-site acquisition and
     development costs (Note 6)...............         722,954              208,660             259,282
                                                   -----------          -----------         -----------
                                                     2,021,168              903,135             381,118
                                                   -----------          -----------         -----------
LOSS FOR THE PERIOD...........................     $(2,018,903)         $  (900,870)        $  (381,118)
                                                   ===========          ===========         ===========
BASIC AND DILUTED LOSS PER COMMON SHARE.......                          $     (0.07)        $     (0.05)
                                                   ===========          ===========         ===========
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING.................................                           13,734,563           7,376,833
                                                   ===========          ===========         ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                      (EXPRESSED IN UNITED STATES DOLLARS)
                                  (UNAUDITED)

                                                                             DEFICIT
                                                                           ACCUMULATED
                                          COMMON STOCK       ADDITIONAL    DURING THE
                                      --------------------     PAID-IN     DEVELOPMENT
                                        SHARES     AMOUNTS     CAPITAL        STAGE         TOTAL
                                      ----------   -------   -----------   -----------   -----------
BALANCE, SEPTEMBER 7, 2000..........          --   $    --   $        --   $        --   $        --
  Common stock issued for cash at
     $0.001 per share...............   5,500,000     5,500            --            --         5,500
  Loss for the period...............          --        --            --        (1,295)       (1,295)
                                      ----------   -------   -----------   -----------   -----------
BALANCE, SEPTEMBER 30, 2000.........   5,500,000     5,500            --        (1,295)        4,205
  Common stock issued for cash at
     $0.01 per share................   2,000,000     2,000        18,000            --        20,000
  Common stock issued for cash at
     $0.75 per share................   1,195,900     1,196       895,729            --       896,925
  Loss for the year.................          --        --            --    (1,116,738)   (1,116,738)
                                      ----------   -------   -----------   -----------   -----------
BALANCE, SEPTEMBER 30, 2001.........   8,695,900   $ 8,696   $   913,729   $(1,118,033)  $  (195,608)
  Common stock issued for cash at
     $0.75 per share................   2,666,663     2,667     1,997,330            --     1,999,997
  Share issuance costs paid in
     shares.........................   2,000,000     2,000     1,498,000            --     1,500,000
                                              --        --    (1,500,000)                 (1,500,000)
  Share issuance costs paid in
     cash...........................          --        --      (100,000)           --      (100,000)
  Common stock issued for cash at
     $0.75 per share................      93,000        93        69,657            --        69,750
  Common stock issued for consulting
     services.......................     300,000       300       224,700            --       225,000
  Common stock issued as a loan
     bonus..........................      10,000        10         7,490            --         7,500
  Stock based compensation
     expense........................          --        --         3,400            --         3,400
  Loss for the period...............          --        --            --      (900,870)     (900,870)
                                      ----------   -------   -----------   -----------   -----------
BALANCE, DECEMBER 31, 2001..........  13,765,563   $13,766   $ 3,114,306   $(2,018,903)  $ 1,109,169
                                      ==========   =======   ===========   ===========   ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                                  (UNAUDITED)

                                                          PERIOD FROM
                                                         INCORPORATION
                                                              ON
                                                         SEPTEMBER 7,     THREE MONTH     THREE MONTH
                                                            2000 TO      PERIOD ENDED    PERIOD ENDED
                                                         DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                             2001            2001            2000
                                                         -------------   -------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Loss for the period..................................   $(2,018,903)    $  (900,870)    $  (381,118)
  Items not involving cash:
     Amortization......................................        10,691           6,811              --
     Write down of web-site acquisition and development
       costs...........................................       722,954         208,660         259,282
     Consulting fees paid by shares and stock
       options.........................................       235,900         235,900              --
  Net change in non-cash working capital items:
     Increase in receivable............................       (72,024)        (60,664)        (18,625)
     Increase in inventory.............................       (13,749)        (13,749)             --
     Increase in prepaid expenses and deposits.........      (356,061)       (341,413)         (9,780)
     Increase in accounts payable and accrued
       liabilities.....................................       157,461         112,834           6,858
     Increase in deferred revenue (Note 9).............        46,674          46,674              --
                                                          -----------     -----------     -----------
  Net cash used in operating activities................    (1,287,057)       (705,817)       (143,383)
                                                          -----------     -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of capital assets...........................      (105,302)        (66,090)         (1,972)
  Acquisition of and expenditures on web-site
     development.......................................      (722,954)       (208,660)       (259,282)
                                                          -----------     -----------     -----------
  Net cash used in investing activities................      (828,256)       (274,750)       (261,254)
                                                          -----------     -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Increase (decrease) in due to related parties........         9,724         (17,356)         71,361
  Proceeds from issuance of common stock...............     2,892,172       1,969,747         366,250
  Repayment of loans payable...........................            --        (190,877)             --
                                                          -----------     -----------     -----------
  Net cash provided by financing activities............     2,901,896       1,761,514         437,611
                                                          -----------     -----------     -----------
INCREASE IN CASH AND CASH EQUIVALENTS DURING THE
  PERIOD...............................................       786,583         780,947          32,974
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD.........            --           5,636           4,205
                                                          -----------     -----------     -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD...............   $   786,583     $   786,583     $    37,179

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES (Note 12)

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                               DECEMBER 31, 2001
                                  (UNAUDITED)

1.  HISTORY AND ORGANIZATION OF THE COMPANY

     Blade Internet Ventures Inc. (the "Company") was incorporated under the laws of the State of Nevada on September 7, 2000. The Company's principal business activity consists of an on-line registration and management program for organizations and their events. The Company conducts its business activities under the name of "sporg.com". The Company is considered to be a development stage company as it has not generated significant revenues from its operations.

     The Company launched its on-line registration web portal during the first quarter of the 2002 fiscal year.

     The accompanying unaudited consolidated financial statements have been prepared by the Company in conformity with United States generally accepted accounting principles for interim financial statements and pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the accompanying consolidated financial statements contain all adjustments necessary (consisting of normal recurring accruals) to present fairly the financial information contained therein. These unaudited consolidated financial statements do not include all disclosures required by United States generally accepted accounting principles and should be read in conjunction with the audited consolidated financial statements of the Company for the year ended September 30, 2001. The consolidated results of operations for the three month period ended December 31, 2001 are not necessarily indicative of the results to be expected for the year ending September 30, 2002.

2.  GOING CONCERN

     These consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles with the on-going assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. However, certain conditions noted below currently exist which raise substantial doubt about the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

     The operations of the Company have primarily been funded by the issuance of capital stock. Continued operations of the Company are dependent on the Company's ability to complete public equity financing or generate profitable operations in the future. Management's plan in this regard is to secure additional funds through future equity financings. Such financings may not be available or may not be available on reasonable terms.

                                                            DECEMBER 31,    SEPTEMBER 30,
                                                                2001            2001
                                                            ------------    -------------
Deficit accumulated during the development stage..........  $(2,018,903)     $(1,118,033)
Working capital (deficiency)..............................    1,014,558         (230,940)

3.  SIGNIFICANT ACCOUNTING POLICIES

     These consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles. The significant accounting policies adopted by the Company are as follows:

PRINCIPLES OF CONSOLIDATION

     These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Sporg Internet Corporation (the "Subsidiary"), which was incorporated under the laws of the

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                               DECEMBER 31, 2001
                                  (UNAUDITED)

Province of British Columbia on February 16, 2001. All significant inter-company balances and transactions have been eliminated upon consolidation.

USE OF ESTIMATES

     The preparation of consolidated financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results could differ from these estimates.

FOREIGN CURRENCY TRANSLATION

     The United States dollar is considered to be the functional currency of the Company and its Subsidiary. Transaction amounts denominated in foreign currencies are translated at exchange rates prevailing at transaction dates. Carrying values of monetary assets and liabilities are adjusted at each balance sheet date to reflect the exchange rate at that date. Non-monetary assets and liabilities are translated at the exchange rate on the original transaction date. Gains and losses from restatement of foreign currency monetary and non-monetary assets and liabilities are included in the consolidated statements of operations. Revenues and expenses are translated at the rates of exchange prevailing on the dates such items are recognized in the consolidated statements of operations.

CASH AND CASH EQUIVALENTS

     The Company considers cash held at banks and all highly liquid investments with an original maturity of three months or less to be cash and cash equivalents. At December 31, 2001 and September 30, 2001, cash and cash equivalents consisted of cash held at banks.

CAPITAL ASSETS

     Capital assets are recorded at cost and are amortized using the straight-line method over the following estimated useful lives:

Computer equipment..........................................  3 years
Computer software...........................................  2 years
Office equipment and furniture..............................  5 years

SOFTWARE DEVELOPMENT

     Computer software costs incurred in the preliminary development stage are expensed as incurred. Computer software costs incurred during the application development stage are capitalized and amortized over the software's estimated useful life.

WEB-SITE ACQUISITION AND DEVELOPMENT COSTS

     Web-site acquisition and development costs incurred in the preliminary project stage are expensed as incurred. The Company capitalizes certain costs incurred in the developing or obtaining of internal use

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                               DECEMBER 31, 2001
                                  (UNAUDITED)

software used in the web-site. Capitalized costs are amortized over a period of not more than five years and are subject to impairment evaluation on a continual basis.

ACCOUNTING FOR IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF

     Long-lived assets to be held and used by the Company are continually reviewed to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. For long-lived assets to be held and used, the Company bases its evaluation on such impairment indicators as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. In the event that facts and circumstances indicate that the carrying amount of an asset may not be recoverable and an estimate of future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss will be recognized.

REVENUE RECOGNITION

     The Company generates revenue from the transaction fees charged to organizations who use the on-line registration and management program. Revenue is recognized when the services have been performed and the collection is reasonably assured.

     The Company also generates revenues from the granting of exclusive agency agreements to agents for indefinite periods of time. Revenue is recognized systematically over the expected period of performance of 3 years.

ADVERTISING COSTS

     The Company expenses the cost of advertising in the period in which the advertising space or airtime is used.

INCOME TAXES

     A deferred tax asset or liability is recorded for all temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax expenses (benefit) results from the net change during the year of deferred tax assets and liabilities.

     Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

EARNINGS (LOSS) PER SHARE

     Basic earnings (loss) per share is computed by dividing income (loss) available to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings (loss) per share takes into consideration shares of common stock outstanding (computed under basic earnings (loss) per share) and potentially dilutive shares of common stock. Diluted earnings (loss) per share is not presented separately from basic earnings (loss) per share as the exercise of any warrants and options would be anti-dilutive.

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                               DECEMBER 31, 2001
                                  (UNAUDITED)

FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash and cash equivalents, receivables, accounts payable and accrued liabilities, loans payable and due to related parties. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of cash and cash equivalents, receivables and accounts payable and accrued liabilities approximate their carrying values while the fair value of due to related parties and loans payable are not determinable as these instruments have no fixed terms of repayment.

NEW ACCOUNTING PRONOUNCEMENTS

     In June, 2001, the Financial Accounting Standards Board ("FASB") approved the issuance of Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 states that all business combinations should be accounted for using the purchase method of accounting making the use of the pooling-of-interest method prohibited. SFAS No. 141 is effective for business combinations completed after June 30, 2001. SFAS No. 142 addresses the accounting for all purchased intangible assets, but not the accounting for internally developed intangible assets. Goodwill will no longer be amortized but will be reviewed for impairment in accordance with SFAS No. 142. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. Early adoption is permitted for entities with fiscal years beginning after March 15, 2001.

     In July 2001, FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations" that records the fair value of the liability for closure and removal costs associated with the legal obligations upon retirement or removal of any tangible long-lived assets. The initial recognition of the liability will be capitalized as part of the asset cost and depreciated over its estimated useful life. SFAS 143 is required to be adopted effective January 1, 2003.

     In August 2001, FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" that supersedes SFAS No. 121 "Accounting for the Impairment or Disposal of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 144 is required to be adopted effective January 1, 2002.

     The adoption of these new pronouncements is not expected to have a material effect on the Company's consolidated financial position or results of operations.

STOCK-BASED COMPENSATION

     Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation," ("SFAS 123") encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Accordingly compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock.

     The Company accounts for stock-based compensation issued to non-employees in accordance with the provisions of SFAS 123 and the consensus in Emerging Issues Task Force No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services".

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                               DECEMBER 31, 2001
                                  (UNAUDITED)

4.  PREPAID EXPENSES

     The Company entered into an agreement with Westin Communications Inc. ("W-Comm") whereby W-Comm will provide investor relations services for a period of twelve months in exchange for consideration of $400,000. Included in prepaid expenses at December 31, 2001 was $316,667, net of amortization of $83,333, relating to these services.

5.  CAPITAL ASSETS

                                                                          NET BOOK VALUE
                                                                   ----------------------------
                                                    ACCUMULATED    DECEMBER 31,   SEPTEMBER 30,
                                           COST     AMORTIZATION       2001           2001
                                         --------   ------------   ------------   -------------
Computer equipment.....................  $ 33,910     $ 4,065        $29,845         $17,548
Computer software......................    42,369       5,030         37,339           8,595
Office equipment and furniture.........    28,870       1,443         27,427           9,189
                                         --------     -------        -------         -------
                                         $105,149     $10,538        $94,611         $35,332
                                         ========     =======        =======         =======

6.  WEB-SITE ACQUISITION AND DEVELOPMENT COSTS

     Pursuant to an agreement between the Company and a third party consultant for consulting services in connection with the development of an on-line registration web portal, the Company paid $208,660 for services rendered during the three month period ended December 31, 2001. No additional amounts are owing. The Company has received the related source code and documentation from the third party consultant.

     Although management believes the Company will be able to generate revenues from these assets, there is uncertainty regarding future revenues due to the fact that this is a new business in a new market and there are currently no comparable businesses in this market segment for which any reliable predictions for future revenue generation can be based upon. Therefore, due to these uncertainties related to expected future undiscounted cash flows, the Company recorded an impairment loss of $208,660 during the three month period ended December 31, 2001.

7.  LOANS PAYABLE

     On August 10, 2001 and September 7, 2001, the Company received loan proceeds of $135,526 (Cdn$214,000) and $37,999 (Cdn$60,000) respectively, from Westin Capital Inc. ("Westin"). The loans were both repayable by the Company sixty days after the advance provided demand was made by Westin. Both loans bear interest at the rate of prime plus 1% and require payment of a cash bonus in the amount of 10% of the principal to Westin on the date the loan is repaid.

     On October 16, 2001, the principal and cash bonus were paid to Westin in full.

8.  RELATED PARTY TRANSACTIONS

     As at December 31, 2001, due to related parties consisted of $9,724 (September 30, 2001 -- $27,080) due to directors for reimbursement of expenses.

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                               DECEMBER 31, 2001
                                  (UNAUDITED)

     During the three month period ended December 31, 2001, the Company also paid or accrued $7,500 (December 31, 2000 -- $7,500) for investor relations services to a director of the Company who is not an employee of the Company and is not paid a salary by the Company.

     These transactions are in the normal course of operations and are measured at the exchange amount which is the amount established and agreed to by related parties.

9.  DEFERRED REVENUE

     The Company has granted an exclusive agency agreement to Registration Masters Ltd. for the territory of B.C., Alberta and Saskatchewan, Canada. The total non-refundable fee charged for this territory was $48,691 (Cdn$76,500). The total amount recorded to revenue for the period ended December 31, 2001 was $2,017. The remaining amount of $46,674 was recorded to deferred revenue.

10.  COMMON STOCK

COMMON SHARES

     The issued and outstanding common shares entitle holders to vote and to receive dividends when declared. In the event of the Company's liquidation, dissolution or winding up, shareholders are entitled to participate equally with respect to any distribution of net assets or any dividends which may be declared.

     On November 26, 2001, the directors of the Company consented to complete a private placement of 2,666,663 units at a price of US$0.75 per unit for total proceeds of $1,999,997 pursuant to Regulation S of the Securities Act of 1933. Each unit issued consists of one share of the Company's common stock and one share purchase warrant. Each share purchase warrant will entitle its holder to purchase one additional share of common stock until November 30, 2002 at a price of US$1.50 per share.

     On December 6, 2001, the directors of the Company consented to approve an offering of up to 333,333 units at a price of US$0.75 per unit for total proceeds of up to US$250,000. Each unit will consist of one share of the Company's common stock and one share purchase warrant. Each share purchase warrant will entitle its holder to purchase one additional common share for a period of one year from closing of the offering at a price of US$1.50 per share. The offering will be completed pursuant to Regulation S of the Securities Act of 1933. On December 21, 2001, the directors of the Company resolved to issue 93,000 units for total proceeds of $69,750.

     All 13,765,563 issued and outstanding common shares (September 30, 2001
 -- 8,695,900) are restricted securities as defined under the Securities Act of 1933 and in future may be sold only in compliance with Rule 144 of the Act, pursuant to a registration statement filed under the Act, or other applicable exemptions from registration thereunder.

ADDITIONAL PAID-IN CAPITAL

     The excess of proceeds received for shares of common stock over their par value of $0.001 per share is credited to additional paid-in capital.

STOCK BASED COMPENSATION

     The Company retained Westin to arrange a private placement of 2,666,663 units at $0.75 per unit. As consideration for services rendered, the Company paid $100,000 and issued 2,000,000 shares of common stock

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                               DECEMBER 31, 2001
                                  (UNAUDITED)

at a price of $0.75. Share issuance costs paid in shares of common stock totaling $1,500,000 recorded by the Company resulted in a net effect on additional paid-in capital of $2,000.

     The Company entered into an agreement with Hanover Capital Corp. ("Hanover") whereby Hanover will perform certain services in connection with the Company's attempt to become publicly traded. As consideration, the Company issued 300,000 shares of the Company's common stock at a price of $0.75 and committed to pay a further $100,000 which is included in accounts payable and accrued liabilities. During the three month period ended December 31, 2001, the Company recorded $325,000 related to these services as consulting expenses in the consolidated statements of operations.

     On October 10, 2001, the Company received proceeds of $102,335 pursuant to a loan agreement which was repaid in full on November 28, 2001. Under the terms of the loan agreement, the Company was required to issue 10,000 common shares as a loan bonus. The commons shares were issued at a price of $0.75 per share. An amount of $7,500 was recorded as a loan bonus on loan payable in the consolidated statements of operations.

STOCK OPTIONS

     The Company entered into a creative consulting agreement with Westin Creative Consultants Inc. ("WCCI") whereby WCCI will assist the Company with creative design, report preparation, promotion and marketing for a period of twelve months. As consideration, the Company granted an option to purchase 500,000 shares of the Company's common stock at a price of $0.75 per share from October 15, 2001 until October 15, 2002. The fair value of the options granted by the Company was $16,322 and was recorded as deferred compensation expense against additional paid-in capital. During the three month period ended December 31, 2001, the Company recorded $3,400 related to these services as consulting expenses in the consolidated statements of operations.

     The fair value of each option granted is estimated on the grant date using the Black-Scholes option pricing model.

     The assumptions used in calculating fair values are as follows:

                                                               2001     2000
                                                              ------    ----
Risk-free interest rate.....................................   4.50%    --
Expected life of options....................................  1 year    --
Expected volatility.........................................   0.01%    --
Expected dividend yield.....................................    0.0%    --

     As at December 31, 2001, the following stock options were outstanding enabling the optionee to acquire the following number of common shares:

                                                     EXERCISE
NUMBER OF SHARES                                      PRICE       EXPIRY DATE
----------------                                     --------   ----------------
500,000............................................   $0.75     October 15, 2002

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                               DECEMBER 31, 2001
                                  (UNAUDITED)

     The following is a summary of the stock option activity during the three month period ended December 31, 2001:

                                                                          WEIGHTED
                                                                          AVERAGE
                                                               NUMBER     EXERCISE
                                                              OF SHARES    PRICE
                                                              ---------   --------
Outstanding at September 30, 2001...........................        --     $  --
  Granted...................................................   500,000     $0.75
  Forfeited.................................................        --        --
  Exercised.................................................        --        --
                                                               -------     -----
  Outstanding at December 31, 2001..........................   500,000     $0.75
  Weighted average fair value of options granted during the
     year...................................................               $0.03
                                                               =======     =====

     The following is a summary of the status of options outstanding as at December 31, 2001:

                                                OUTSTANDING OPTIONS          EXERCISABLE OPTIONS
                                          --------------------------------   --------------------
                                                     WEIGHTED
                                                      AVERAGE     WEIGHTED              WEIGHTED
                                                     REMAINING    AVERAGE                AVERAGE
                                                    CONTRACTUAL   EXERCISE              EXERCISE
             EXERCISE PRICE               NUMBER       LIFE        PRICE      NUMBER      PRICE
             --------------               -------   -----------   --------   --------   ---------
$0.75...................................  500,000      0.79        $0.75     500,000      $0.75

WARRANTS

     In conjunction with the share issuances on November 26, 2001 and December 21, 2001 noted above, the Company issued 2,666,663 and 93,000 share purchase warrants that entitle holders to purchase one additional share of common stock at $1.50 per share until November 30, 2002 and December 21, 2002, respectively.

     As at December 31, 2001, the following warrants were outstanding enabling the optionee to acquire the following number of common shares:

                                                           EXERCISE
NUMBER OF SHARES                                            PRICE        EXPIRY DATE
----------------                                           --------   -----------------
2,666,663................................................   $1.50     November 30, 2002
   93,000................................................   $1.50     December 21, 2002

11.  COMMITMENTS

     a) Minimum future annual aggregate payments for office facilities leased by the Company are as follows:

2002........................................................  $47,800
2003........................................................   50,000
2004........................................................    4,200

     b) Effective October 15, 2000, the Company entered into employee services agreements with two directors whereby the Company will pay salaries totalling $16,000 per month until October 15, 2005. Minimum future annual aggregate payments for the remaining terms of the employee services agreements are as follows:

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                               DECEMBER 31, 2001
                                  (UNAUDITED)

2002........................................................  $144,000
2003........................................................   192,000
2004........................................................   192,000
2005........................................................   192,000
2006........................................................    16,000

     c) The company entered into an agreement with W-Comm whereby the Company has agreed to pay W-Comm the sum of $500,000 provided W-Comm arranges funding of approximately $3,000,000 for the Company by March 15, 2002. Subsequent to December 31, 2001, the deadline for arranging this funding was extended to April 30, 2002.

12.  SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2001           2000
                                                              ------------   ------------
Cash paid during the period for interest and loan bonus.....    $17,352          $--
                                                                =======          ===
Cash paid during the period for income tax..................    $    --          $--
                                                                =======          ===

     Significant non-cash investing and financing activities for the three month period ended December 31, 2001 were as follows:

     a) The Company issued 2,000,000 shares of common stock at price of $0.75 per share totaling $1,500,000 as share issuance costs (Note 9).

     b) The Company issued 300,000 shares of common stock at a price of $0.75 per share totaling $225,000 for consulting services (Note 9).

     c) The Company issued 10,000 shares of common stock at a price of $0.75 per share totaling $7,500 as a loan bonus (Note 9).

     d) The Company granted 500,000 options with a fair value $16,322, of which, $3,400 was recorded as consulting expenses (Note 9).

     There were no significant non-cash investing and financing activities for the three month period ended December 31, 2000.

13.  SEGMENTED INFORMATION

     The Company currently operates in a single reportable segment that provides an on-line registration and management program in Canada.

14.  SUBSEQUENT EVENTS

     On January 10, 2002, the Board of Directors approved the 2002 Stock Option Plan (the "Plan") which allows a maximum of 2,100,,000 shares of the Company's stock to be optioned and sold under the Plan. The following options were granted under the Plan:

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                               DECEMBER 31, 2001
                                  (UNAUDITED)

     a) 950,000 shares were granted to directors and advisory board members entitling the holders to purchase one share of the common stock of the Company at an exercise price of $0.75 per share of which 875,000 expire on January 31, 2004 while 75,000 expire on January 10, 2004. Vesting of these options occurs upon the execution of the option agreements.

     b) 220,000 shares were granted to employees of the Company entitling the holders to purchase one share of the common stock of the Company at an exercise price of $0.75 per share until January 31, 2004. One half of the options will vest on the date which is the one year anniversary of the date of commencement of the optionee's employment with the Company, while one half of the options will vest on the date which is the two year anniversary of the date of commencement of the optionee's employment with the Company.

     c) 50,000 shares were granted to consultants of the Company entitling the holders to purchase one share of the common stock of the Company at an exercise price of $0.75 per share until January 31, 2004. One half of the options will vest on November 15, 2002 and one half will vest on November 15, 2003.

     d) 425,000 shares were granted to directors, advisory board members and consultants entitling the holders to purchase one share of the common stock of the Company at an exercise price of $0.75 per share until March 1, 2004. Vesting of these options occurs upon the execution of the option agreements.

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                       CONSOLIDATED FINANCIAL STATEMENTS
                      (EXPRESSED IN UNITED STATES DOLLARS)

                                 MARCH 31, 2002

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                          CONSOLIDATED BALANCE SHEETS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                                  (UNAUDITED)

                                                               MARCH 31,    SEPTEMBER 30,
                                                                 2002           2001
                                                              -----------   -------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................  $   450,005    $     5,636
  Receivables...............................................       96,971         11,360
  Inventory.................................................       11,361             --
  Prepaid expenses and deposits (Note 4)....................      287,631         14,648
                                                              -----------    -----------
  Total current assets......................................      845,968         31,644
CAPITAL ASSETS (Note 5).....................................      114,555         35,332
                                                              -----------    -----------
TOTAL ASSETS................................................  $   960,523    $    66,976
                                                              ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
CURRENT LIABILITIES
  Accounts payable and accrued liabilities..................  $   237,668    $    44,627
  Loans payable (Note 7)....................................           --        190,877
  Due to related parties (Note 8)...........................        2,275         27,080
  Deferred revenue (Note 9).................................       42,649             --
                                                              -----------    -----------
  Total current liabilities.................................      282,592        262,584
                                                              -----------    -----------
COMMITMENTS (Note 11)
STOCKHOLDERS' EQUITY (DEFICIENCY)
  Common stock (Note 10)
     Authorized
       100,000,000 Common shares with a par value of $0.001
        per share
     Issued and outstanding
       March 31, 2002 -- 13,765,563 common shares
       September 30, 2001 -- 8,695,900 common shares........       13,766          8,696
  Additional paid-in capital (Note 10)......................    3,120,018        913,729
  Deficit accumulated during the development stage..........   (2,455,853)    (1,118,033)
                                                              -----------    -----------
          Total stockholders' equity (deficiency)...........      677,931       (195,608)
                                                              -----------    -----------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
            (DEFICIENCY)....................................  $   960,523    $    66,976
                                                              ===========    ===========

HISTORY AND ORGANIZATION OF THE COMPANY (Note 1)

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                                  (UNAUDITED)

                                     PERIOD FROM
                                    INCORPORATION
                                         ON
                                    SEPTEMBER 7,     SIX MONTH      SIX MONTH     THREE MONTH    THREE MONTH
                                       2000 TO      PERIOD ENDED   PERIOD ENDED   PERIOD ENDED   PERIOD ENDED
                                      MARCH 31,      MARCH 31,      MARCH 31,      MARCH 31,      MARCH 31,
                                        2002            2002           2001           2002           2001
                                    -------------   ------------   ------------   ------------   ------------
REVENUE...........................   $     9,517    $     9,517     $      --      $   6,711      $      --
DIRECT COSTS......................         1,646          1,646            --          1,105             --
                                     -----------    -----------     ---------      ---------      ---------
GROSS PROFIT......................         7,871          7,871            --          5,606             --
                                     -----------    -----------     ---------      ---------      ---------
OPERATING EXPENSES
  Advertising and promotion.......        41,440         23,615        13,593         22,471          8,126
  Amortization....................        20,370         16,490            --          9,679             --
  Bank charges and interest.......         4,861          4,359           (69)        (2,138)          (152)
  Consulting fees.................       627,464        563,234        38,137        137,699         13,180
  Foreign exchange loss...........         5,381          6,905           125          2,803           (180)
  Insurance.......................        26,021         12,003         3,130          6,462          3,130
  Loan bonus on loan payable......        24,852          7,500            --             --             --
  Management fees.................        45,000         15,000        15,000          7,500          7,500
  Office and miscellaneous........        37,149         24,848         4,263          7,662          4,205
  Professional fees...............       153,433        104,131        27,948         62,647          5,917
  Rent............................        41,592         28,834         4,963         16,722          3,437
  Salaries and benefits...........       513,947        233,958       113,303        124,452         65,303
  Server and bandwidth costs......       118,299         67,840        18,120         34,907         18,120
  Telecommunications..............        20,442          7,971         5,169          3,807          3,613
  Travel..........................        60,519         20,343        22,248          7,883         11,896
  Write-down of web-site
     acquisition and development
     costs (Note 6)...............       722,954        208,660       422,324             --        163,042
                                     -----------    -----------     ---------      ---------      ---------
                                       2,463,724      1,345,691       688,254        442,556        307,137
                                     -----------    -----------     ---------      ---------      ---------
LOSS FOR THE PERIOD...............   $(2,455,853)   $(1,337,820)    $(688,254)     $(436,950)     $(307,137)
                                     ===========    ===========     =========      =========      =========
BASIC AND DILUTED LOSS PER COMMON
  SHARE...........................                  $     (0.10)    $   (0.09)     $   (0.03)     $   (0.04)
                                     ===========    ===========     =========      =========      =========
WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING..............                   13,318,646     7,815,917     13,765,563      8,264,333
                                     ===========    ===========     =========      =========      =========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                      (EXPRESSED IN UNITED STATES DOLLARS)
                                  (UNAUDITED)

                                                                             DEFICIT
                                                                           ACCUMULATED
                                          COMMON STOCK       ADDITIONAL    DURING THE
                                      --------------------     PAID-IN     DEVELOPMENT
                                        SHARES     AMOUNTS     CAPITAL        STAGE         TOTAL
                                      ----------   -------   -----------   -----------   -----------
BALANCE, SEPTEMBER 7, 2000..........          --   $    --   $        --   $        --   $        --
  Common stock issued for cash at
     $0.001 per share...............   5,500,000     5,500            --            --         5,500
  Loss for the period...............          --        --            --        (1,295)       (1,295)
                                      ----------   -------   -----------   -----------   -----------
BALANCE, SEPTEMBER 30, 2000.........   5,500,000     5,500            --        (1,295)        4,205
  Common stock issued for cash at
     $0.01 per share................   2,000,000     2,000        18,000            --        20,000
  Common stock issued for cash at
     $0.75 per share................   1,195,900     1,196       895,729            --       896,925
  Loss for the year.................          --        --            --    (1,116,738)   (1,116,738)
                                      ----------   -------   -----------   -----------   -----------
BALANCE, SEPTEMBER 30, 2001.........   8,695,900   $ 8,696   $   913,729   $(1,118,033)  $  (195,608)
  Common stock issued for cash at
     $0.75 per share................   2,666,663     2,667     1,997,330            --     1,999,997
  Share issuance costs paid in
     shares.........................   2,000,000     2,000     1,498,000            --     1,500,000
                                              --        --    (1,500,000)                 (1,500,000)
  Share issuance costs paid in
     cash...........................          --        --      (100,000)           --      (100,000)
  Common stock issued for cash at
     $0.75 per share................      93,000        93        69,657                      69,750
  Common stock issued for consulting
     services.......................     300,000       300       224,700            --       225,000
  Common stock issued as a loan
     bonus..........................      10,000        10         7,490            --         7,500
  Stock based compensation
     expense........................          --        --         9,112            --         9,112
  Loss for the period...............          --        --            --    (1,337,820)   (1,337,820)
                                      ----------   -------   -----------   -----------   -----------
BALANCE, MARCH 31, 2002.............  13,765,563   $13,766   $ 3,120,018   $(2,455,853)  $   677,931
                                      ==========   =======   ===========   ===========   ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                                  (UNAUDITED)

                                                           PERIOD FROM
                                                          INCORPORATION
                                                               ON
                                                          SEPTEMBER 7,     SIX MONTH      SIX MONTH
                                                             2000 TO      PERIOD ENDED   PERIOD ENDED
                                                          SEPTEMBER 30,    MARCH 31,      MARCH 31,
                                                              2002            2002           2001
                                                          -------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Loss for the period...................................   $(2,455,853)   $(1,337,820)   $  (688,254)
  Items not involving cash:
     Amortization.......................................        20,370         16,490             --
     Write-down of web-site acquisition and development
       costs............................................       722,954        208,660        422,324
     Consulting fees paid by shares and stock options...       241,612        241,612             --
  Net change in non-cash working capital items:
     Increase in receivable.............................       (96,971)       (85,611)       (34,838)
     Increase in inventory..............................       (11,361)       (11,361)            --
     Increase in prepaid expenses and deposits..........      (287,631)      (272,983)        (3,353)
     Increase in accounts payable and accrued
       liabilities......................................       237,668        193,041         54,073
     Increase in deferred revenue (Note 9)..............        42,649         42,649             --
                                                           -----------    -----------    -----------
  Net cash used in operating activities.................    (1,586,563)    (1,005,323)      (250,048)
                                                           -----------    -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of capital assets............................      (134,925)       (95,713)       (18,132)
  Acquisition of and expenditures on web-site
     development........................................      (722,954)      (208,660)      (422,324)
                                                           -----------    -----------    -----------
  Net cash used in investing activities.................      (857,879)      (304,373)      (440,456)
                                                           -----------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Increase (decrease) in due to related parties.........         2,275        (24,805)        15,474
  Proceeds from issuance of common stock................     2,892,172      1,969,747        690,500
  Repayment of loans payable............................            --       (190,877)            --
                                                           -----------    -----------    -----------
  Net cash provided by financing activities.............     2,894,447      1,754,065        705,974
                                                           -----------    -----------    -----------
INCREASE IN CASH AND CASH EQUIVALENTS DURING THE
  PERIOD................................................       450,005        444,369         15,470
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..........            --          5,636          4,205
                                                           -----------    -----------    -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD................   $   450,005    $   450,005    $    19,675
                                                           ===========    ===========    ===========

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES (Note 12)

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                                 MARCH 31, 2002
                                  (UNAUDITED)

1.  HISTORY AND ORGANIZATION OF THE COMPANY

     Blade Internet Ventures Inc. (the "Company") was incorporated under the laws of the State of Nevada on September 7, 2000. The Company's principal business activity consists of an on-line registration and management program for organizations and their events. The Company conducts its business activities under the name of "sporg.com". The Company is considered to be a development stage company as it has not generated significant revenues from its operations.

     The Company launched its on-line registration web portal during the first quarter of the 2002 fiscal year.

     The accompanying unaudited consolidated financial statements have been prepared by the Company in conformity with United States generally accepted accounting principles for interim financial statements and pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the accompanying consolidated financial statements contain all adjustments necessary (consisting of normal recurring accruals) to present fairly the financial information contained therein. These unaudited consolidated financial statements do not include all disclosures required by United States generally accepted accounting principles and should be read in conjunction with the audited consolidated financial statements of the Company for the year ended September 30, 2001. The consolidated results of operations for the six month period ended March 31, 2002 are not necessarily indicative of the results to be expected for the year ending September 30, 2002.

2.  GOING CONCERN

     These consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles with the on-going assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. However, certain conditions noted below currently exist which raise substantial doubt about the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

     The operations of the Company have primarily been funded by the issuance of capital stock. Continued operations of the Company are dependent on the Company's ability to complete public equity financing or generate profitable operations in the future. Management's plan in this regard is to secure additional funds through future equity financings. Such financings may not be available or may not be available on reasonable terms.

                                                               MARCH 31,    SEPTEMBER 30,
                                                                 2002           2001
                                                              -----------   -------------
Deficit accumulated during the development stage............  $(2,455,853)   $(1,118,033)
Working capital (deficiency)................................      563,376       (230,940)
                                                              ===========    ===========

3.  SIGNIFICANT ACCOUNTING POLICIES

     These consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles. The significant accounting policies adopted by the Company are as follows:

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                                 MARCH 31, 2002
                                  (UNAUDITED)

PRINCIPLES OF CONSOLIDATION

     These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Sporg Internet Corporation (the "Subsidiary"), which was incorporated under the laws of the Province of British Columbia on February 16, 2001. All significant inter-company balances and transactions have been eliminated upon consolidation.

USE OF ESTIMATES

     The preparation of consolidated financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results could differ from these estimates.

FOREIGN CURRENCY TRANSLATION

     The United States dollar is considered to be the functional currency of the Company and its Subsidiary. Transaction amounts denominated in foreign currencies are translated at exchange rates prevailing at transaction dates. Carrying values of monetary assets and liabilities are adjusted at each balance sheet date to reflect the exchange rate at that date. Non-monetary assets and liabilities are translated at the exchange rate on the original transaction date. Gains and losses from restatement of foreign currency monetary and non-monetary assets and liabilities are included in the consolidated statements of operations. Revenues and expenses are translated at the rates of exchange prevailing on the dates such items are recognized in the consolidated statements of operations.

CASH AND CASH EQUIVALENTS

     The Company considers cash held at banks and all highly liquid investments with an original maturity of three months or less to be cash and cash equivalents. At March 31, 2002 and September 30, 2001, cash and cash equivalents consisted of cash held at banks.

CAPITAL ASSETS

     Capital assets are recorded at cost and are amortized using the straight-line method over the following estimated useful lives:

Computer equipment..........................................  3 years
Computer software...........................................  2 years
Office equipment and furniture..............................  5 years

SOFTWARE DEVELOPMENT

     Computer software costs incurred in the preliminary development stage are expensed as incurred. Computer software costs incurred during the application development stage are capitalized and amortized over the software's estimated useful life.

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                                 MARCH 31, 2002
                                  (UNAUDITED)

WEB-SITE ACQUISITION AND DEVELOPMENT COSTS

     Web-site acquisition and development costs incurred in the preliminary project stage are expensed as incurred. The Company capitalizes certain costs incurred in the developing or obtaining of internal use software used in the web-site. Capitalized costs are amortized over a period of not more than five years and are subject to impairment evaluation on a continual basis.

ACCOUNTING FOR IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF

     Long-lived assets to be held and used by the Company are continually reviewed to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. For long-lived assets to be held and used, the Company bases its evaluation on such impairment indicators as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. In the event that facts and circumstances indicate that the carrying amount of an asset may not be recoverable and an estimate of future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss will be recognized.

REVENUE RECOGNITION

     The Company generates revenue from the transaction fees charged to organizations who use the on-line registration and management program. Revenue is recognized when the services have been performed and the collection is reasonably assured.

     The Company also generates revenues from the granting of exclusive agency agreements to agents for indefinite periods of time. Revenue is recognized systematically over the expected period of performance of 3 years.

ADVERTISING COSTS

     The Company expenses the cost of advertising in the period in which the advertising space or airtime is used.

INCOME TAXES

     A deferred tax asset or liability is recorded for all temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax expenses (benefit) results from the net change during the year of deferred tax assets and liabilities.

     Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

EARNINGS (LOSS) PER SHARE

     Basic earnings (loss) per share is computed by dividing income (loss) available to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings (loss) per share takes into consideration shares of common stock outstanding (computed under basic earnings (loss) per share) and potentially dilutive shares of common stock. Diluted earnings (loss) per share is not

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                                 MARCH 31, 2002
                                  (UNAUDITED)

presented separately from basic earnings (loss) per share as the exercise of any warrants and options would be anti-dilutive.

FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash and cash equivalents, receivables, accounts payable and accrued liabilities, loans payable and due to related parties. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of cash and cash equivalents, receivables and accounts payable and accrued liabilities approximate their carrying values while the fair value of due to related parties and loans payable are not determinable as these instruments have no fixed terms of repayment.

NEW ACCOUNTING PRONOUNCEMENTS

     In June, 2001, the Financial Accounting Standards Board ("FASB") approved the issuance of Statements of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 states that all business combinations should be accounted for using the purchase method of accounting making the use of the pooling-of-interest method prohibited. SFAS No. 141 is effective for business combinations completed after June 30, 2001. SFAS No. 142 addresses the accounting for all purchased intangible assets, but not the accounting for internally developed intangible assets. Goodwill will no longer be amortized but will be reviewed for impairment in accordance with SFAS No. 142. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. Early adoption is permitted for entities with fiscal years beginning after March 15, 2001.

     In July 2001, FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations" that records the fair value of the liability for closure and removal costs associated with the legal obligations upon retirement or removal of any tangible long-lived assets. The initial recognition of the liability will be capitalized as part of the asset cost and depreciated over its estimated useful life. SFAS 143 is required to be adopted effective January 1, 2003.

     In August 2001, FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" that supersedes SFAS No. 121 "Accounting for the Impairment or Disposal of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 144 is required to be adopted effective January 1, 2002.

     The adoption of these new pronouncements is not expected to have a material effect on the Company's consolidated financial position or results of operations.

STOCK-BASED COMPENSATION

     Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation," ("SFAS 123") encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Accordingly compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock.

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                                 MARCH 31, 2002
                                  (UNAUDITED)

     The Company accounts for stock-based compensation issued to non-employees in accordance with the provisions of SFAS 123 and the consensus in Emerging Issues Task Force No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services".

4.  PREPAID EXPENSES

     The Company entered into an agreement with Westin Communications Inc. ("W-Comm") whereby W-Comm will provide investor relations services for a period of twelve months in exchange for consideration of $400,000. Included in prepaid expenses at March 31, 2002 was $216,667, net of amortization of $183,333, relating to these services.

5.  CAPITAL ASSETS

                                                                           NET BOOK VALUE
                                                                      -------------------------
                                                       ACCUMULATED    MARCH 31,   SEPTEMBER 30,
                                              COST     AMORTIZATION     2002          2001
                                            --------   ------------   ---------   -------------
Computer equipment........................  $ 39,478     $ 6,879      $ 32,599       $17,548
Computer software.........................    63,029      10,282        52,747         8,595
Office equipment and furniture............    32,179       2,970        29,209         9,189
                                            --------     -------      --------       -------
                                            $134,686     $20,131      $114,555       $35,332
                                            ========     =======      ========       =======

6.  WEB-SITE ACQUISITION AND DEVELOPMENT COSTS

     Pursuant to an agreement between the Company and a third party consultant for consulting services in connection with the development of an on-line registration web portal, the Company paid $208,660 for services rendered during the six month period ended March 31, 2002. No additional amounts are owing. The Company has received the related source code and documentation from the third party consultant.

     Although management believes the Company will be able to generate revenues from these assets, there is uncertainty regarding future revenues due to the fact that this is a new business in a new market and there are currently no comparable businesses in this market segment for which any reliable predictions for future revenue generation can be based upon. Therefore, due to these uncertainties related to expected future undiscounted cash flows, the Company recorded an impairment loss of $208,660 during the six month period ended March 31, 2002.

7.  LOANS PAYABLE

     On August 10, 2001 and September 7, 2001, the Company received loan proceeds of $135,526 (Cdn$214,000) and $37,999 (Cdn$60,000) respectively, from Westin Capital Inc. ("Westin"). The loans were both repayable by the Company sixty days after the advance provided demand was made by Westin. Both loans bore interest at the rate of prime plus 1% and required payment of a cash bonus in the amount of 10% of the principal to Westin on the date of repayment.

     On October 16, 2001, the principal and cash bonus were paid to Westin in full.

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                                 MARCH 31, 2002
                                  (UNAUDITED)

8.  RELATED PARTY TRANSACTIONS

     As at March 31, 2002, due to related parties consisted of $2,275 (September 30, 2001 -- $27,080) due to directors for reimbursement of expenses.

     During the six month period ended March 31, 2002, the Company also paid or accrued $15,000 (March 31, 2001 -- $15,000) for investor relations services to a director of the Company who is not an employee of the Company and is not paid a salary by the Company.

     These transactions are in the normal course of operations and are measured at the exchange amount which is the amount established and agreed to by the related parties.

9.  DEFERRED REVENUE

     The Company has granted an exclusive agency agreement to Registration Masters Ltd. for the territory of B.C., Alberta and Saskatchewan, Canada. The total non-refundable fee charged for this territory was $48,691 (Cdn$76,500). The total amount recorded to revenue for the year to date period ended March 31, 2002 was $6,042. The remaining amount of $42,649 was recorded to deferred revenue.

10.  COMMON STOCK

COMMON SHARES

     The issued and outstanding common shares entitle holders to vote and to receive dividends when declared. In the event of the Company's liquidation, dissolution or winding up, shareholders are entitled to participate equally with respect to any distribution of net assets or any dividends which may be declared.

     On November 26, 2001, the directors of the Company consented to complete a private placement of 2,666,663 units at a price of US$0.75 per unit for total proceeds of $1,999,997 pursuant to Regulation S of the Securities Act of 1933. Each unit issued consists of one share of the Company's common stock and one share purchase warrant. Each share purchase warrant will entitle its holder to purchase one additional share of common stock until November 30, 2002 at a price of US$1.50 per share.

     On December 6, 2001, the directors of the Company consented to approve an offering of up to 333,333 units at a price of US$0.75 per unit for total proceeds of up to US$250,000. Each unit will consist of one share of the Company's common stock and one share purchase warrant. Each share purchase warrant will entitle its holder to purchase one additional common share for a period of one year from closing of the offering at a price of US$1.50 per share. The offering will be completed pursuant to Regulation S of the Securities Act of 1933. On December 21, 2001, the directors of the Company resolved to issue 93,000 units for total proceeds of $69,750.

     All 13,765,563 issued and outstanding common shares (September 30, 2001
 -- 8,695,900) are restricted securities as defined under the Securities Act of 1933 and in the future may be sold only in compliance with Rule 144 of the Act, pursuant to a registration statement filed under the Act, or other applicable exemptions from registration thereunder.

ADDITIONAL PAID-IN CAPITAL

     The excess of proceeds received for shares of common stock over their par value of $0.001 per share is credited to additional paid-in capital.

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                                 MARCH 31, 2002
                                  (UNAUDITED)

STOCK BASED COMPENSATION

     The Company retained Westin to arrange a private placement of 2,666,663 units at $0.75 per unit. As consideration for services rendered, the Company paid $100,000 and issued 2,000,000 shares of common stock at a price of $0.75. Share issuance costs paid in shares of common stock totaling $1,500,000 recorded by the Company resulted in a net effect on additional paid-in capital of $2,000. Subsequent to March 31, 2002, the Company and Westin entered into an agreement whereby 1,000,000 of the shares of common stock previously issued to Westin as consideration for financing services rendered were made subject to certain conditions relating to a future financing arranged by Westin (Note 14).

     The Company entered into an agreement with Hanover Capital Corp. ("Hanover") whereby Hanover will perform certain services in connection with the Company's attempt to become publicly traded. As consideration, the Company issued 300,000 shares of the Company's common stock at a price of $0.75 and committed to pay a further $100,000 which is included in accounts payable and accrued liabilities. During the six month period ended March 31, 2002, the Company recorded $325,000 related to these services as consulting expenses in the consolidated statements of operations.

     On October 10, 2001, the Company received proceeds of $102,335 pursuant to a loan agreement which was repaid in full on November 28, 2001. Under the terms of the loan agreement, the Company was required to issue 10,000 common shares as a loan bonus. The commons shares were issued at a price of $0.75 per share. An amount of $7,500 was recorded as a loan bonus on loan payable in the consolidated statements of operations.

STOCK OPTIONS

     The Company entered into a creative consulting agreement with Westin Creative Consultants Inc. ("WCCI") whereby WCCI will assist the Company with creative design, report preparation, promotion and marketing for a period of twelve months. As consideration, the Company granted an option to purchase 500,000 shares of the Company's common stock at a price of $0.75 per share from October 15, 2001 until October 15, 2002. The fair value of the options granted by the Company was $16,322 and was recorded as deferred compensation expense against additional paid-in capital. During the six month period ended March 31, 2002, the Company recorded $7,480 related to these services as consulting expenses in the consolidated statements of operations.

     On January 10, 2002, the Board of Directors approved the 2002 Stock Option Plan (the "Plan") which allows a maximum of 2,100,000 shares of the Company's stock to be optioned and sold under the Plan. The following options were granted under the Plan:

     e) 950,000 shares were granted to directors and advisory board members entitling the holders to purchase one share of the common stock of the Company at an exercise price of $0.75 per share of which 875,000 expire on January 31, 2004 while 75,000 expire on January 10, 2004. Vesting of these options occurs upon the execution of the option agreements.

     f) 220,000 shares were granted to employees of the Company entitling the holders to purchase one share of the common stock of the Company at an exercise price of $0.75 per share until January 31, 2004. One half of the options will vest on the date which is the one year anniversary of the date of commencement of the optionee's employment with the Company, while one half of the options will vest on the date which is the two year anniversary of the date of commencement of the optionee's employment with the Company.

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                                 MARCH 31, 2002
                                  (UNAUDITED)

     g) 50,000 shares were granted to consultants of the Company entitling the holders to purchase one share of the common stock of the Company at an exercise price of $0.75 per share until January 31, 2004. One half of the options will vest on November 15, 2002 and one half will vest on November 15, 2003.

     h) 425,000 shares were granted to directors, advisory board members and consultants entitling the holders to purchase one share of the common stock of the Company at an exercise price of $0.75 per share until March 1, 2004. Vesting of these options occurs upon the execution of the option agreements.

     The fair value of the options granted by the Company under the Plan was $2,448. During the six month period ended March 31, 2002, the Company recorded $1,632 as consulting services in the consolidated statement of operations.

     The fair value of each option granted is estimated on the grant date using the Black-Scholes option pricing model.

     The assumptions used in calculating fair values are as follows:

                                                               2002     2001
                                                              ------    ----
Risk-free interest rate.....................................   4.50%     --
Expected life of options....................................  1 year     --
Expected volatility.........................................   0.01%     --
Expected dividend yield.....................................    0.0%     --

     As at March 31, 2002, the following stock options were outstanding enabling the optionee to acquire the following number of common shares:

                                                             EXERCISE
NUMBER OF SHARES                                              PRICE       EXPIRY DATE
----------------                                             --------   ----------------
 500,000...................................................    $.75     October 15, 2002
   75,000..................................................    $.75     January 10, 2004
1,145,000..................................................    $.75     January 31, 2004
 425,000...................................................    $.75        March 1, 2004
                                                               ----     ----------------
2,145,000

     The following is a summary of the stock option activity during the six month period ended March 31, 2002:

                                                                          WEIGHTED
                                                                          AVERAGE
                                                               NUMBER     EXERCISE
                                                              OF SHARES    PRICE
                                                              ---------   --------
Outstanding at September 30, 2001...........................         --    $  --
  Granted...................................................  2,145,000    $0.75
  Forfeited.................................................         --       --
  Exercised.................................................         --       --
                                                              ---------    -----
  Outstanding at March 31, 2002.............................  2,145,000    $0.75
  Weighted average fair value of options granted during the
     period.................................................               $0.03
                                                              =========    =====

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                                 MARCH 31, 2002
                                  (UNAUDITED)

     The following is a summary of the status of options outstanding as at March 31, 2002:

                                         OUTSTANDING OPTIONS                EXERCISABLE OPTIONS
                                       -----------------------              --------------------
                                                    WEIGHTED
                                                     AVERAGE     WEIGHTED               WEIGHTED
                                                    REMAINING    AVERAGE                AVERAGE
                                                   CONTRACTUAL   EXERCISE               EXERCISE
EXERCISE PRICE                          NUMBER        LIFE        PRICE      NUMBER      PRICE
--------------                         ---------   -----------   --------   ---------   --------
$0.75................................  2,145,000      1.55        $0.75     1,925,000    $0.75

WARRANTS

     In conjunction with the share issuances on November 26, 2001 and December 21, 2001 noted above, the Company issued 2,666,663 and 93,000 share purchase warrants that entitle holders to purchase one additional share of common stock at $1.50 per share until November 30, 2002 and December 21, 2002, respectively.

     As at March 31, 2002, the following warrants were outstanding enabling the optionee to acquire the following number of common shares:

                                                        EXERCISE
NUMBER OF SHARES                                         PRICE         EXPIRY DATE
----------------                                        --------    ------------------
2,666,663.............................................   $1.50      November 30, 2002
   93,000.............................................   $1.50      December 21, 2002

11.  COMMITMENTS

     a) Minimum future annual aggregate payments for office facilities leased by the Company are as follows:

2002........................................................  $24,000
2003........................................................   50,000
2004........................................................    4,200

     b) Effective October 15, 2000, the Company entered into employee services agreements with two directors whereby the Company will pay salaries totalling $16,000 per month until October 15, 2005. Minimum future annual aggregate payments for the remaining terms of the employee services agreements are as follows:

2002........................................................  $96,000
2003........................................................  192,000
2004........................................................  192,000
2005........................................................  192,000
2006........................................................   16,000

     d) The Company originally entered into an agreement with W-Comm whereby the Company agreed to pay W-Comm the sum of $500,000 provided W-Comm arranged funding of approximately $3,000,000 for the Company by March 15, 2002. During the three month period ended March 31, 2002, the deadline for arranging this funding was extended to April 30, 2002. Subsequent to March 31, 2002, the agreement was further amended to base the payment of the $500,000 upon certain conditions associated with the receipt of funds from a future financing (Note
14).

                          BLADE INTERNET VENTURES INC.
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      (EXPRESSED IN UNITED STATES DOLLARS)
                                 MARCH 31, 2002
                                  (UNAUDITED)

12.  SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

                                                              MARCH 31,    MARCH 31,
                                                                2002         2001
                                                              ---------    ---------
Cash paid during the period for interest and loan bonus.....   $17,352        $--
                                                               =======        ===
Cash paid during the period for income tax..................   $    --        $--
                                                               =======        ===

     Significant non-cash investing and financing activities for the six month period ended March 31, 2002 were as follows:

     e) The Company issued 2,000,000 shares of common stock at price of $0.75 per share totaling $1,500,000 as share issuance costs (Note 10).

     f) The Company issued 300,000 shares of common stock at a price of $0.75 per share totaling $225,000 for consulting services (Note 10).

     g) The Company issued 10,000 shares of common stock at a price of $0.75 per share totaling $7,500 as a loan bonus (Note 10).

     h) The Company granted 500,000 options with a fair value of $16,322, of which, $3,400 was recorded as consulting expenses (Note 10).

     i) The Company granted 75,000 options with a fair value of $2,448, of which $1,632 was recorded as consulting expenses (Note 10).

     There were no significant non-cash investing and financing activities for the six month period ended March 31, 2001.

13.  SEGMENTED INFORMATION

     The Company currently operates in a single reportable segment that provides an on-line registration and management program in Canada.

14.  SUBSEQUENT EVENT

     Subsequent to March 31, 2002, the Company entered into a subscription agreement for the placement of 50,000 Units at a price of $2.00 per unit. Each unit consists of one share of the Company's common stock and one share purchase warrant that will entitle the holder to purchase one share of the Company's common stock for a period of eighteen months from the date of closing at a price of $2.50 per share.

             ------------------------------------------------------
             ------------------------------------------------------

                               TABLE OF CONTENTS


PROSPECTUS SUMMARY....................    1
RISK FACTORS..........................    2
CAUTIONARY STATEMENT REGARDING
  FORWARD-LOOKING STATEMENTS..........    5
USE OF PROCEEDS.......................    5
DETERMINATION OF OFFERING PRICE.......    5
DILUTION..............................    5
SELLING SECURITYHOLDERS...............    5
PLAN OF DISTRIBUTION..................    7
LEGAL PROCEEDINGS.....................    8
DIVIDEND POLICY.......................    8
DIRECTORS, EXECUTIVE OFFICERS,
  PROMOTERS AND CONTROL PERSONS;
  EXECUTIVE COMPENSATION..............    8
SECURITIES OWNERSHIP OF CERTAIN
  BENEFICIAL OWNERS AND MANAGEMENT....   11
DESCRIPTION OF SECURITIES.............   11
SHARES ELIGIBLE FOR FUTURE SALE.......   13
INTERESTS OF NAMED EXPERTS AND
  COUNSEL.............................   13
DISCLOSURE OF COMMISSION POSITION ON
  INDEMNIFICATION FOR SECURITIES ACT
  LIABILITIES.........................   14
ORGANIZATION WITHIN LAST FIVE YEARS...   14
DESCRIPTION OF BUSINESS...............   15
MANAGEMENT'S DISCUSSION AND ANALYSIS
  OR PLAN OF OPERATION................   21
DESCRIPTION OF PROPERTY...............   22
CERTAIN RELATIONSHIPS AND RELATED
  TRANSACTIONS........................   23
MARKET FOR COMMON EQUITY AND RELATED
  SHAREHOLDER MATTERS.................   23
CHANGES IN AND DISAGREEMENTS WITH
  ACCOUNTANTS.........................   24
AVAILABLE INFORMATION.................   24
FINANCIAL STATEMENTS..................  F-1
    Until          , 2002 (25 days after the
date of this prospectus), all dealers
effecting transactions in the registered
securities, whether or not participating in
this offering may be required to deliver a
prospectus.


             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------


                        8,365,563 SHARES OF COMMON STOCK


                                 BLADE INTERNET
                                 VENTURES INC.
                              --------------------
                                   PROSPECTUS
                              --------------------

                             JULY           , 2002


             ------------------------------------------------------
             ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Bylaws limit, to the maximum extent permitted by Nevada law, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors or officers. The Bylaws provide further that we shall indemnify to the fullest extent permitted by Nevada law any person made a party to an action or proceeding by reason of the fact that such person was director, officer, employee or agent of Blade. The Bylaws also provide that directors and officers who are entitled to indemnification shall be paid their expenses incurred in connection with any action, suit, or proceeding in which such director or officer is made a party by virtue of his being an officer or director of Blade to the maximum extent permitted by Nevada law.

     Reference is made to the following documents filed as Exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

                          DOCUMENT                            EXHIBIT NUMBER
                          --------                            --------------
Articles of Incorporation...................................          3.1
Bylaws......................................................          3.2

                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses payable in connection with the sale of the units being registered hereby. All amounts are estimates, except the registration fee.


                            ITEM                                AMOUNT
                            ----                              -----------
S.E.C. registration fee.....................................  $  1,594.46
Blue sky fees and expenses..................................     3,000.00
Printing and engraving expenses.............................    25,000.00
Legal fees and expenses.....................................    50,000.00
Auditors' fees and expenses.................................    40,000.00
Transfer agent and registrar fees...........................     5,000.00
Miscellaneous expenses......................................     2,000.00
                                                              -----------
          Total.............................................  $126,594.46
                                                              ===========


---------------

* To be determined

     We will pay all expenses of registration from cash on hand.

RECENT SALES OF UNREGISTERED SECURITIES

     The following is a summary of the transactions by Blade since its incorporation on September 7, 2000 involving sales of securities that were not registered under the Securities Act of 1933, as amended (the "Securities Act").


     Upon our formation on September 7, 2000, we issued 5,500,000 shares of our common stock to our founder in exchange for his $5500 initial capital contribution. Our founder subsequently conveyed 5,000,000 of such shares to our chief executive and to our president in equal amounts. Such conveyance was exempt from registration under Section 4(1) of the Securities Act because (i) Mr. Anderson, though a Blade affiliate, was not an underwriter with respect to the conveyance, (ii) Mr. Anderson did not acquire the subject shares with an intent to transfer them as part of a distribution of Blade shares, (iii) no public offering surrounded the conveyance, (iv) Messrs. Freeman and Norman had access to current and complete Blade information, (v) Messrs. Freeman and Norman were sophisticated enough to understand the risks of accepting the subject shares; and (vi) Messrs. Freeman and Norman accepted the shares pursuant to a written agreement containing standard investment intent representations.

     In October and November 2000 we issued 2,000,000 shares of our common stock to eight investors in exchange for $20,000 in capital contributions in an offering pursuant to Regulation S. Offers and sales were made entirely outside of the U.S. to non-U.S. investors. The investors were Aberdeen Holdings, Logan Anderson, Crystal Rayment, Vanessa Ephson, Caisey Harlington, Anthony Harris, David Hauenstein and Bayonet Capital LLC.



     In August 2001 we issued 1,195,900 shares of our common stock to 27 accredited investors in exchange for $896,925 in capital contributions in an offering exempt from registration under Rule 506 of Regulation D.



     In October 2001 we issued 10,000 shares of our common stock to a private lender in consideration for a loan she advanced to us. We issued 2,000,000 shares of our common stock to designees of a consultant in consideration for services to be rendered. We issued 300,000 shares of our common stock to an investment bank in consideration for services to be rendered. These issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 as "transactions by an issuer not involving any public offering."



     In November 2001 we issued 2,666,663 shares of our common stock to six investors in exchange for $2,000,000 in capital contributions in an offering pursuant to Regulation S. The investors were CLO Financial, Gabe International Ltd., Volney Holdings Inc., Marriaqua Holdings Inc., Madison Commercial Corp., and Gatwick International Services Ltd.



     In December 2001 we issued 93,000 shares of our common stock to four investors in exchange for $69,750 in capital contributions in an offering pursuant to Regulation S. The investors were Lloyds TSB Bank PLC, Burt Dumerton, Alana Tisdelle, and Mary Tisdelle.



     In June 2002 we issued 100,000 shares of our common stock to one investor in exchange for $200,000 in capital contributions in an offering under Regulation D. The Investor was Solara Capital Inc.



     On July 12, 2002 we issued 50,000 shares of our common stock to one investor in exchange for $100,000 in capital contributions in an offering under Regulation D. The investor was H.E. Capital S.A.



     On July 16, 2002 we issued 250,000 shares of our common stock to one investor in exchange for $500,000 in capital contributions in an offering under Regulation D. The investor was Solara Capital Inc.



     In both the November 2001 and December 2001 Regulation S offerings, offers and sales were made entirely outside of the U.S. to non-U.S. investors.

                                    EXHIBITS


EXHIBIT
NUMBER                                   EXHIBIT
-------                                  -------
  3.1     --   Article of incorporation, as amended*
  3.2     --   Bylaws*
  4.1     --   Specimen Common Stock Certificate*
  5.1     --   Opinion of Mirkin & Woolf P.A.
 10.1     --   Employment Agreement with L. Eric Freeman dated October 15,
               2000*
 10.2     --   Employment Agreement with David M. Norman dated October 15,
               2000*
 10.3     --   Employment Agreement with Jeremy Freeman dated February 1,
               2001*
 10.4     --   Employment Agreement with Bonar Harris dated June 4, 2001*
 10.5     --   Employment Agreement with Wenhu Guan dated September 10,
               2001*
 10.6     --   Asset Purchase Agreement, as amended*
 10.7     --   Master Services Agreement*
 10.8     --   Consulting Agreement with Hanover Capital Corp. dated
               October 15, 2001*
 10.9     --   Agreement for Investor Relations Services with Westin
               Communications Inc. dated October 15, 2001*
 10.10    --   Creative Consulting Agreement with Westin Creative
               Consultants Inc. dated October 15, 2001*
 10.11    --   Business and Investment Consulting Agreement with Westin
               Capital Inc. dated October 15, 2001*
 10.12    --   2002 Stock Option Plan*
 10.13    --   Employment Agreement with Jon Paul Janze dated March 6,
               2002*
 10.14    --   Internet Data Center and Managed Hosting Services Agreement
               with Roundheaven Communicators Canada Inc. dated February 1,
               2001
 10.15    --   Marketing and Sales Agency Agreement with Registration
               Masters Ltd. dated November 15, 2001
 21.1     --   Subsidiaries*
 23.1     --   Consent of Accountants
 23.2     --   Consent of Mirkin & Woolf, P.A. (included in Exhibit 5.1)*


---------------


* Previously filed



                                  UNDERTAKINGS


     The undersigned hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act; (ii) To reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if in the aggregate the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) To include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officer or controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada on July 22, 2002.


                                          BLADE INTERNET VENTURES INC.

                                          By: /s/ L. ERIC FREEMAN
                                            ------------------------------------
                                            L. Eric Freeman, Chief Executive
                                              Officer

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


                   SIGNATURE                                      TITLE                       DATE
                   ---------                                      -----                       ----

/s/ L. ERIC FREEMAN                                   Chief Executive Officer, Chief      July 22, 2002
------------------------------------------------       Financial Officer, Director
L. Eric Freeman


/s/ DAVID M. NORMAN                                        President, Director            July 22, 2002
------------------------------------------------
David M. Norman


/s/ FRANK D. ANDERSON                                 Secretary/Treasurer, Director       July 22, 2002
------------------------------------------------
Frank D. Anderson


/s/ CHARLES R. BURTZLOFF                                   Director (Chairman)            July 22, 2002
------------------------------------------------
Charles R. Burtzloff

                                    EXHIBITS


EXHIBIT
NUMBER                                   EXHIBIT
-------                                  -------
  3.1     --   Articles of incorporation, as amended*
  3.2     --   Bylaws*
  4.1     --   Specimen Common Stock Certificate*
  5.1     --   Opinion of Mirkin & Woolf P.A.
 10.1     --   Employment Agreement with L. Eric Freeman dated October 15,
               2000*
 10.2     --   Employment Agreement with David M. Norman dated October 15,
               2000*
 10.3     --   Employment Agreement with Jeremy Freeman dated February 1,
               2001*
 10.4     --   Employment Agreement with Bonar Harris dated June 4, 2001*
 10.5     --   Employment Agreement with Wenhu Guan dated September 10,
               2001*
 10.6     --   Asset Purchase Agreement, as amended*
 10.7     --   Master Services Agreement*
 10.8     --   Consulting Agreement with Hanover Capital Corp. Dated
               October 15, 2001*
 10.9     --   Agreement for Investor Relations Services with Westin
               Communications Inc. dated October 15, 2001*
 10.10    --   Creative Consulting Agreement with Westin Creative
               Consultants Inc. dated October 15, 2001*
 10.11    --   Business and Investment Consulting Agreement with Westin
               Capital Inc. dated October 15, 2001*
 10.12    --   2002 Stock Option Plan*
 10.13    --   Employment Agreement with Jon Paul Janze dated March 6,
               2002*
 10.14    --   Internet Data Center and Managed Hosting Services Agreement
               with Roundheaven Communicators Canada Inc. dated February 1,
               2001
 10.15    --   Marketing and Sales Agency Agreement with Registration
               Masters Ltd. dated November 15, 2001
 21.1     --   Subsidiaries*
 23.1     --   Consent of Accountants
 23.2     --   Consent of Mirkin & Woolf, P.A. (included in Exhibit 5.1)*


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* Previously filed